Exhibit 10.10

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商户编号(Merchant ID)： ##########

合同编号（Contract No.）：##########                 ##########

跨境外汇支付合作协议

AGREEMENT

ON CROSS-BORDER FOREIGN EXCHANGE PAYMENT

（进口）

甲方： Party A :	Farfetch UK Limited

地址： Address :	The Bower, 211 Old Street, London EC1V 9NR

邮编： Postal Code :		电话： Tel :		传真： Fax :

网站： E-commerce Website :	Farfetch.cn; www. Farfetch.com/cn

邮箱： Email :

经营范围： Business Scopes：

银行账户： Account :	开户行Bank Name： Bank银行 Branch分行 Sub-branch支行 分理处Sub-operating Office
账户名称Account Name： 银行账号Account Number： 银行国际代码SWIFT Code：

乙方： Party B :	网银在线(北京)科技有限公司 Chinabank Payment Technology Co. Ltd.

地址： Address :	北京市亦庄经济开发区科创十一街18号院A座16层

邮编： Postal Code :	101111	电话：	010-89186958	传真：	010-89186958

网站： Website :	www.chinabank.com.cn

邮箱： Email :	##########

银行账户： Account :	开 户 行Bank Name：招商银行北京首体支行 账户名称Account Name：####（##）###### 账 号Account Number：###############

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鉴于： 1. 乙方为中国国家外汇管理局许可开展跨境外汇电子支付业务的企业 ，致力于为全球电子商务客户提供便捷、专业的互联网跨境外汇支付服务；

1. Party B is an enterprise licensed by the State Administration of Foreign Exchange of the People’s Republic of China (the “PRC”) to conduct cross-border foreign exchange electronic payment business, and is committed to provide convenient and professional internet Cross-Border Foreign Exchange Payment Service to e-commerce clients around the world;

2. 甲方为电子商务平台，完全了解和认同乙方支付服务的特性，并自愿使用乙方提供的跨境外汇支付服务。	2. Party A is an e-commerce Platform; it fully understands and recognizes the nature of Party B’s payment service and is willing to use Party B’s Cross-border Foreign Exchange Payment Service.

现根据《中华人民共和国合同法》及其他相关法律规定，本着平等、互利、友好协商的原则，甲乙双方就乙方向甲方提供且甲方同意使用乙方提供的支付服务系统及附随的资金收付、外汇结算服务事宜达成一致，签订本协议，以资共同遵守。	In line with the PRC Contract Law and other related laws and regulations, and based on the principle of equality, mutual benefit and amicable negotiation, the parties reached this Agreement whereby Party B agrees to provide and Party A agrees to use the payment service system and the associated services of payment collection, foreign exchange and settlement. The parties hereby sign this Agreement and agree to be bound by it.

第一条 定义和用语	Article 1 Definitions and Terms

除下文另有说明，本协议中下列用语具有如下含义：	Unless otherwise stated below, the terms in this Agreement are defined as follows:

1.1 用户：指在甲方平台 购买甲方或第三方商户的商品或服务 ，并使用乙方的跨境外汇支付服务以人民币进行支付的个人或机构。

1.1  “User” shall mean any individual or entity that uses Party A’s Platform to buy goods or services from Party A or a third party merchant in RMB and uses Party B’s Cross-Border Foreign Exchange Payment Service as the payment method.

1.2 甲方平台（或，平台）：系指本协议首页所述的，甲方拥有并委托其他实体代为运营的，用于在线销售商品或服务，并依据本协议条款接受乙方跨境外汇支付服务的电子商务网站以及支持该网站运行的系统的总和。

1.2  “Party A’s Platform” or “Platform” refers to the combination of the e-commerce website (which is stated on the first page of this Agreement), mobile application and the systems supporting operation of such website and application, owned by Party A and operated by other entities entrusted by Party A, and used for on-line sales of goods and services, which uses Party B’s Cross-border Foreign Exchange Payment Service pursuant to the terms and conditions of this Agreement.

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1.3 商户：指利用其平台向用户提供商品或服务，使用乙方提供的跨境外汇支付服务，接收人民币支付和外币结算资金的机构。甲方为本协议商户。

1.3  “Merchant” refers to Party A, who executes the sale of goods or services through its Platform and uses the Cross-Border Foreign Exchange Payment Service provided by Party B to accept payment in RMB and settlement in a foreign currency.

1.4 二级商户：系指利用甲方平台向用户销售其商品的第三方商户。	1.4 “Platform Merchant” refers to a third party merchant that uses Party A’s Platform to sell its goods to Users.

1.5 商户编号/商户号：指乙方为每一个商户设定的编号；该编号用于区分该商户与乙方其他商户，在乙方的内部文件、系统、以及乙方与该商户之间的相关文件及记录中，均使用此编号代表该商户；该商户号下账户将用以记录该商户平台上接入本协议约定的跨境外汇支付服务上的交易。除双方另有约定，甲方的商户编号下与乙方发生的所有交易均受限于本协议之约定。

1.5  “Seller Number” or “Merchant ID” or “Seller No” or “MID” refers to the number assigned by Party B to each merchant in order to differentiate that merchant from Party B’s other merchants. A merchant shall be represented by its Seller Number/Merchant ID in all of Party B’s internal documents and systems, as well as in related documents and records between Party B and that merchant. The accounts under a merchant’s Seller Number/Merchant ID will be used to record transactions carried out through that merchant’s platform with respect to the Cross-Border Foreign Exchange Payment Service provided under this Agreement. Unless otherwise agreed, all transactions that occur under Party A’s Seller Number/Merchant ID with Party B shall be subject to provisions of this Agreement.

1.6 跨境支付服务系统（以下简称 “支付系统”）：系指由乙方开发的，为商户提供跨境外汇支付服务的计算机软件信息系统的总和。

1.6  “Cross-Border Payment Service System (hereinafter referred to as ‘Payment System’)” shall mean the combination of the computer software and information systems developed by Party B to provide Cross-Border Foreign Exchange Payment Service to the Merchant.

1.7 跨境外汇支付服务（也称“本服务”）：指乙方提供的支付服务。简而言之，本服务系指商户通过支付系统通知乙方需接收的订单金额，用户以人民币对在平台上购买的商品和服务进行付款后，乙方将收取交易资金兑换成本协议约定的外币，并按双方约定，汇入商户指定同名银行账户。

1.7  “Cross-Border Foreign Exchange Payment Service” (also referred to as the “Service”), refers to the payment service provided by Party B. In summary, the Service involves the Merchant informing Party B via the Payment System of the order amount in RMB to be paid by User for goods and services purchased through the Platform. Part B will collect the payment and after the User pays the amount in RMB, Party B will convert the Transaction Amount received into the foreign currency as agreed in this Agreement and further remit the foreign currency into the Merchant’s designated bank account for receiving remittances.

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1.8 京东支付：指本服务所支持的用户支付方式的统称。	1.8 “JD Pay” refers to all the payment functions that a User may use to make payment via the Service.

1.9 网关支付：指本服务所支持的一类京东支付方式。在该等支付方式下，用户从商户平台电脑版页面下单，选择网上银行作为支付方式，并在所选择银行的网上银行页面进行人民币支付。网关支付”包括 B2B网关支付和B2C网关支付。

1.9  “Gateway Payment” refers to one JD Pay method available via the Service where the User orders through the Merchant’s Platform via a web browser and chooses online banking as the payment method and makes the payment in RMB on the web page of the above chosen bank. Gateway Payment consists of B2B gateway payment and B2C gateway payment.

1.10 “快捷支付” ：指服务所支持的支付方式 一类。在该等支付方式下，用户无需登录银行的在线银行服务，仅需从商户平台下单，选择 “快捷支付”功能，依据银行的要求及乙方最新公布的程序，输入银行账号、留存手机号和动态口令（第一次使用时），在银行验证授权后即可完成人民币支付。 “快捷支付”分为PC端和APP 端：PC端支持甲方平台的电脑版页面， APP端支持甲方平台的手机客户端。

1.10  “Quick Payment” refers to one JD Pay method available via the Service where the User orders from the Merchant’s Platform and chooses “Quick Payment”. Under this payment method, the User does not need to register with its bank for online banking service, and only needs to follow the requirement of its bank and the latest procedures published by Party B, and to enter its bank account number, reserved phone number and dynamic password (when first using such service). The payment in RMB will be completed once the bank verifies the authenticity of the above information. “Quick Payment” has a PC version and an APP version: the PC version supports Party A’s Platform opened via PC web browser and the APP version supports Party A’s Platform opened via mobile App.

1.11 京东支付资金渠道：指用户基于获得的特定服务商提供的服务，用以支付相关交易款项的特定资金来源，包括但不限于：京东钱包支付账户余额支付、银行卡（借记卡 /贷记卡）网关支付、快捷支付和白条（包括白条支付和白条分期）。

1.11  “Fund Channel for JD Pay” shall mean a particular source of funds for the User to pay for the relevant transactions via the Service, based on the services provided by particular service providers, including but not limited to: JD Pay wallet, Gateway Payment, (credit card/debit card)， Quick Payment and Baitiao (including Baitiao Payment and Baitiao Instalment).

1.12.

1.12 白条：指用户依据白条服务商服务规则及相应申请流程获得的白条服务商提供的服务，包括实时在线额度申请、额度批准和使用。白条包括白条支付和白条分期两种类型（定义见下文）。

1.13  “Baitiao”: Refers to the service provided by the user’s “Baitiao” service provider, which includes real-time online credit application, credit approval and online payments. Baitiao consists of Baitiao Payment and Baitiao Instalment (as defined below).

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1.14 白条服务商：指输出白条产品和品牌、 能为符合条件的申请人（用户）提供在线申请授信、并实现申请人（用户）按获批的白条额度定向用于在甲方平台消费支付的服务主体。	1.14 “Baitiao Service Provider” refers to the institution that provides point-of-sale consumer credit to applicant Users to finance their purchase of goods and services on Party A’s Platform.

1.15 白条支付：指白条服务商为符合条件的 用户在甲方平台上购买商品或服务提供的一种 “先购物、后付款”的白条信用付款方式的服务。用户在甲方平台合作商户上消费时，可依据白条服务商服务规则及相应申请流程，享受由白条服务商提供的延后一次性付款服务的付款方式。

1.15  “Baitiao Payment” refers to one Baitiao payment financing service available via the Service where a Baitiao Service Provider provides Baitiao to qualified Users to finance their purchase of goods or services on Party A’s Platform by shopping with deferred payment. By applying for Baitiao Payment in accordance with the Baitiao rules and application procedures published by Baitiao Service Provider, Users are entitled to enjoy one lump sum deferred payment service provided by Baitiao Service Provider.

1.16 白条分期：指白条服务商为符合条件的用户在甲方平台合作商户购买商品或服务提供的另一种“先购物、后付款”的白条信用付款方式的服务。用户在乙方合作商户上消费时，可依据白条服务商服务规则及相应申请流程，享受由白条服务商提供的分期付款服务的付款方式。

1.16  “Baitiao Instalment” refers to another Baitiao payment financing service available via the Service where a Baitiao Service Provider provides Baitiao to qualified Users to finance their purchase of goods or services on Party A’s Platform by shopping with deferred payment. By applying for Baitiao Instalment in accordance with the Baitiao rules and application procedures published by Baitiao Service Provider, Users are entitled to enjoy deferred instalment payment service provided by Baitiao Service Provider.

1.17 止付：指依据本协议乙方对商户号下待结算金额全部或部分暂停结算、暂停购付汇、将账户余额设置为不可用状态。	1.17 “Stopped Payment” refers to the status where all or part of an account balance held under the Merchant ID by Party B for Party A is unavailable to it pursuant to the terms of this Agreement.

1.18 冻结：指本协议第 8.4条规定的有权机关要求的冻结等。被冻结余额为不可用状态，被冻结商户号不可使用、不可发生交易。

1.18  “Freezing” refers to the freezing requested by the competent authorities under Article 8.4 of this Agreement. The frozen account balance is unavailable, and the frozen Merchant ID cannot be used, or be engaged in a transaction.

1.19 交易金额：指在结算周期内，支付系统所统计的，商户因销售商品或服务从用户处收到的人民币资金总额。其计算方法具体为：交易金额 = 用户付款金额 － 退款金额。

1.19  “Transaction Amount” refers to the aggregate amount in RMB to be paid to the Merchant by Users for sales of goods or services through the Payment System during the Settlement Period. The calculation equation is: Transaction Amount = amount paid by the Users – amount refunded.

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1.20 交易日: 指用户使用跨境外汇支付服务发生支付交易的当日。	1.20 “Transaction Date” refers to the date of the User’s payment transaction through the Services.

1.21 结算金额：系指乙方按约定结算周期，将乙方支付系统收到的交易资金在扣除相应的跨境外汇支付服务费后的金额。其表现形式分为委托兑换成外币之前的人民币结算金额，及换成外币后的外币结算金额。

1.21  “Settlement Amount” refers to the Transaction Amount received by Party B’s Payment System within the agreed Settlement Period, and deducted by the service fee for the Cross-Border Foreign Exchange Payment Service. Settlement Amount represents itself as both the settlement amount in RMB before the conversion, and the settlement amount in foreign currency after the conversion.

1.22 汇率：指乙方通过支付系统提供的外汇汇率牌价，由乙方的结算银行提供。	1.22 “Currency Rate” refers to the foreign exchange rates offered by Party B through the Payment System, being the rates provided to Party B by its bank.

1.23 SWIFT电报费：通过环球同业银行金融电讯系统进行数据电报交换实现资金的付汇时，银行（包括付款银行或中转银行）收取的费用。

1.23  “SWIFT Transmission Fee” refers to the fee payable to the bank during the international remittance of the Settlement Amount to the Merchant via Society for Worldwide Interbank Financial Telecommunications (SWIFT).

1.24 异常交易：指用户或甲方在使用本协议项下乙方提供的服务时，违反相关规定或本协议约定的行为，包括但不限于洗钱、诈骗、涉黄、涉赌、盗卡、伪卡、套现、无真实交易背景或与真实交易背景不相符、未得到用户真实支付授权的非授权交易、用户人否认交易或拒付资金等支付交易行为等的资金支付行为。

1.24  “Abnormal Transaction” shall occur when a User or Party A uses the Services provided by Party B under this Agreement in violation of the relevant provisions of this Agreement or in connection with any money laundering, fraud, breach of law, gambling, theft, forged credit card or illegal credit card cashing. An Abnormal Transaction shall also occur in respect of any payment made through the Services when there is no real transaction background or the payment does not match with the real transaction background, or the payment is not authorized or is disputed by a User.

1.25 调单：指因用户、发卡机构、银联等卡组织或白条服务商对交易有疑问，乙方向甲方提出调阅相关交易单据、调查、核实相关交易，并作出是否要求商户向持卡人或白条服务商退款决定的过程。

1.25  “Chargeback” refers to the process whereby the cardholder, card issuer, card association (like Union Pay) or Baitiao Service Provider has doubts over a certain transaction, and Party B requests Party A to provide relevant transaction receipts to investigate and verify that transaction, and to decide whether the Merchant shall refund the cardholder.

1.26 良好行业规范：指对从事同样类型的商业活动的公司在相似情形下可预期的专业化、技术、勤勉、谨慎和预见性。

1.26  “Good Industry Practice” means the exercise of that degree of professionalism, skill, diligence, prudence and foresight which would be expected from a company engaged in the same type of activity under the same or similar circumstances.

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1.27 奢侈品电商客户：指乙方的其他从事涉及向消费者提供跨品牌奢侈时尚产品的电商平台业务的客户。

1.27  “Luxury E-Commerce Clients” means other clients of Party B whose business activities involve the provision of an e-commerce platform for the sale of luxury fashion products to consumers across multiple brands.

1.28 服务水准：指乙方在本协议下向甲方提供跨境外币支付服务水准，已由双方通过电子邮件的方式书面确认同意。确认的服务水准见附件 1. 为避免歧义，若附件一和本协议主文有任何冲突，应以本协议的主文为准。

1.28  “Service Levels” means the service levels for the Cross-Border Foreign Exchange Payment Service which have been confirmed and agreed by both Parties via email as shown in Schedule 1. For the avoidance of doubt, in case there is any discrepancies between the Schedule 1 and the main body of this Agreement, the main body of this Agreement shall prevail.

1.29 实际购汇汇率：乙方银行提供的将结算金额转换成外币的汇率。	1.29 “Actual Exchange Rate” The “Actual Exchange Rate” means the exchange rate offered by Party B’s bank for converting the Settlement Amount into the foreign currency.

第二条服务内容和费用	Article 2 Services and Fees

2.1 服务内容。乙方通过其支付系统向甲方提供跨境外汇支付服务，甲方向乙方支付相应费用。 乙方应提供的跨境外汇支付服务包括： 向甲方提供网络接口工具，甲方自行在平台上安装联调乙方提供的接口以便接收本协议项下 京东支付资金渠道下的人民币付款、收取用户的在线人民币付款、 委托购汇付汇（即外币结算）、网上交易记录查询功能、网上交易轧差退款（退款币种限人民币）申请 等服务。

2.1  Content of Services. Party B provides Cross-Border Foreign Exchange Payment Service to Party A via its Payment System, and Party A pays corresponding fees to Party B for such service. Party B shall provide the Cross-Border Foreign Exchange Payment Service which includes: provision of system access tool to Party A, provision of a gateway on Party A’s Platform to accept RMB payments through the Fund Channels of JD Pay as specified in this Agreement, collection and receipt of online RMB payment from Users, authorized purchase of foreign exchange, authorized payment of foreign exchange to Merchant (i.e., foreign exchange settlement), online search of transaction histories, and applying for netting refund of online transactions (refund in RMB only).

2.2 服务功能及乙方费用	2.2 Function of Services and Fees for Party B

2.2.1 人民币网络支付收款功能。甲方应当通过支付系统向乙方发送用户支付的订单人民币金额。用户将在支付页面确认订	2.2.1 Receipt of Online RMB Payment. Party A shall send, via the Payment System, to Party B the order amount in RMB to be paid by the User. The User will confirm the order amount in

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单人民币金额并向乙方发出支付指令。乙方随后从用户指定银行或付款账号收取交易金额。乙方提供的人民币网络支付收款服务根据支付指令形式的不同，分为：网关支付、快捷支付、京东钱包账户余额支付、白条支付和白条分期。在使用服务的过程中，各方知晓并同意，甲方不得存储或处理任何属于用户的持卡人数据。甲方向乙方缴纳的服务费由下表所列的交易手续费（“交易手续费”）构成。为避免歧义，交易手续费应为甲方使用乙方提供的跨境外汇支付服务而应向乙方支付的唯一款项。

RMB on the payment webpage, and send its payment instruction to Party B. Party B will then collect the Transaction Amount from the User’s designated bank or payment account according to the User’s payment instruction. Based on the different forms of payment instructions, the service of receiving online RMB payments provided by Party B can be divided into Gateway Payment, Quick Payment, JD Pay wallet, Baitiao Payment and Baitiao Instalment. In its use of the Services, the parties acknowledge and agree that Party A shall not collect, store or process any cardholder data belonging to a User. The service fee paid by Party A to Party B is comprised of a transaction fee (“Transaction Fee”) as set out in the following chart. For the avoidance of doubt, the Transaction Fee is the sole fee payable by Party A to Party B in relation to the Services.

开通功能		资金渠道	费率
交易手续费
京东支付	☑PC页面 ☒APP页面	☑B2C网关支付	单笔交易金额的 0.65%
☒B2B网关支付
	☑PC页面 ☑APP页面	☑借记卡快捷支付
☑信用卡快捷支付
☑京东钱包账户余额支付
☑白条支付 ☑白条分期

Function		Fund Channel	Fee
Transaction Fee
JD Pay	☑PC ☒APP	☑B2C Gateway Payment	Transaction Amount×0.65%
☒B2B gateway Payment
	☑PC ☑APP	☑Debit Card Quick Pay
☑ Credit Card Quick Pay
☑JD Pay wallet
☑Baitiao Payment
☑Baitiao Instalment

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2.2.2 交易手续费缴纳方式。甲方选择按以下第【（ 1）】种方式向乙方缴纳交易手续费，且甲方不得变相向用户（持卡人）转嫁交易手续费。	2.2.2 Way of Remittance of Transaction Fee. Party A chooses method number 【（1）】 below to remit Transaction Fee to Party B. Party B shall not re-charge such Transaction Fee to Users.

（1） 由乙方在每笔人民币交易金额中直接扣取；	（1）To be deducted directly by Party B from the Transaction Amount of every single RMB transaction;

（2） 由甲方预先支付一定金额的交易手续费。除法律或本协议另有约定外，本协议终止的，乙方预先已收取的交易手续费不予退还。	（2）To be paid in advance by Party A in a certain amount as the Transaction Fee. Unless otherwise provided by the law or agreed in this Agreement, Party B will not refund Party A of its advance payment of the Transaction Fee in case of termination of this Agreement.

2.2.3 交易手续费对账与异议期 。如甲方任意一方对交易手续费的金额有异议， 应尽合理努力在T+10工作日（T为交易日）内向乙方以书面形式提出异议。如实收手续费少于应收手续费，则乙方有权从后续交易金额进行扣收；如实收手续费多于应收手续费，则乙方 应在确认异议多收金额后的【 30】日内会从之后应收手续费中进行冲抵。 本协议终止的情况下，无后续交易款项可以进行抵销的 ，乙方应将其多收取的手续费存入甲方指定的资金结算账户，或者 甲方应将其少缴的手续费存入乙方指定的银行账户（视具体情况而定 ）。自交易日起两年内 ，一方超越本条约定期限未提出异议的，不影响 甲方要求返还其多支付费用的权利，亦不构成甲方对该等权利的弃权 。双方认可：交易手续费因小数点后第三位采取四舍五入进位可能导致微小误差，双方接受该误差。

2.2.3  Account Checking of Transaction Fee and Objection Period. If Party A disputes the amount of a Transaction Fee, it shall use reasonable endeavors to notify Party B of the objection in writing within T+10 business days (T refers to the Transaction Date). If the transaction fee actually deducted by Party B is less than the Transaction Fee due, Party B shall be entitled to collect the fee from subsequent Transaction Amounts. If the transaction fee actually deducted by Party B is more than the Transaction Fee due, Party B will offset the excess amount against future Transaction Fees. In the event this Agreement is terminated (so that there are no further Transaction Fees), Party B shall pay any excess fees it has collected into Party A’s designated settlement account, or Party A shall pay any shortfall in fees to Party B’s designated bank account, in each case within 30 of the date of termination or suspension. Any failure to raise an objection within the agreed T+10 period is without prejudice to (and shall not constitute a waiver of) the rights of Party A to recover any Transaction Fees that have been overpaid, provided in all cases that an objection is made within 2 years from the relevant Transaction Date. The parties agree that there may be minor discrepancies caused by rounding-off the third digit after the decimal point of the Transaction Fee, and such minor discrepancies are acceptable to both Parties.

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2.2.4 发票。 交易手续费发票：乙方应按甲方要求，每个自然月 20号前（如遇节假日、休息日顺延至节假日、休息日结束后第一个工作日）向甲方开具甲方上个自然月实际支付的交易手续费的形式发票。发票抬头应与本协议首部记载的甲方名称一致。

2.2.4  Fapiao (official invoice).

Proforma invoice for the transaction fee: Party B shall issue a fapiao to Party A for the Transaction Fees actually paid by Party A during the last calendar month, before the 20th day of every calendar month (in case that day falls on a holiday or weekend, the date is automatically extended to the first business day after the holiday or weekend). The title used on the fapiao shall be the same as Party A’s name as stated on the first page of this Agreement.

2.3 税费。本协议项下所涉及的税费由协议双方按照法律规定各自自行承担。

2.3  Taxes and Charges. Each party shall bear and pay its own tax and expenses incurred in connection with this Agreement and the Services contemplated hereunder in accordance with applicable laws and regulations.

第三条 购汇与结算	Article 3 Purchase of Foreign Currency and Settlement

3.1 币种。双方约定：本协议项下所有交易款项应以 美元(下称“外币”)进行结算。甲方在发出购汇指令前，应在交易指令中明确选择前述外币币种的其中一种。	3.1 Currency. The parties agree that the foreign currency under this Agreement is US Dollar (“Foreign Currency”).

3.2 外汇购买金额：乙方通过跨境支付服务系统为甲方展示其银行提供一日一价（即同一天发生的交易适用相同的汇率）的汇率牌价。乙方应将 T日（“T”是指交易发生当日）收到的甲方人民币结算金额按照 T日的汇率转换成外币金额。双方同意使用牌价汇率作为承诺汇率计算 T日交易的人民币/外币订单金额对应的购买外币金额。

3.2  Purchase Amount of Foreign Currency. Party B shall provide Party A with a daily Currency Rate provided by its bank through the System, being the exchange rate at which Transaction Amounts for User payment transactions occurring on that day will be converted from RMB into Foreign Currency. Party B shall convert Party A’s RMB Settlement Amount into the Foreign Currency at the Currency Rate on the same day as the User’s payment transaction using the Services (“T”).

3.3 汇兑损益： （1）如果因乙方依照法律法规规定，向其合作银行办理集中购汇的实际购汇汇率和承诺汇率不同而导致的汇兑损益，由乙方承担； （2）如果发生交易退款而进行结汇的，购汇汇率与结汇汇率之间差异而导致的汇兑损益，由甲方承担。为避免歧义，在处理用户的交易退款时 (但根据本协议第7.3款

3.3  Exchange Gains or Losses

（1）In the process of Party B’s centralized purchase of Foreign Currency from its cooperative bank pursuant to laws and regulations, the exchange gains or losses (the “Exchange Gains or Losses”) caused by the difference between the Actual Exchange Rate obtained by Party B and the Currency Rate promised by Party B shall be borne by Party B;

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做出的除外)，乙方应将已兑换成外币的结算金额的全额款按实际结汇汇率转换成人民币并退还其收取的交易手续费全额，但结算金额从外币兑换成人民币的汇兑损益，以及承诺汇率与实际购汇汇率之间的汇兑损益由甲方承担。

（2）In the case of any return of goods where Party B

needs to convert the purchased Foreign Currency back into RMB to refund the User, the Exchange Gains or Losses caused by the difference between the foreign exchange buying rate and selling rate shall be borne by Party A. For the avoidance of doubt this means that in the context of making a User refund pursuant to this Agreement (other than refunds carried on pursuant to the netting refund method described in clause 7.3) , Party B shall exchange any Settlement Amount converted into Foreign Currency back into RMB based on the Actual Exchange Rate obtained by Party B from its cooperative bank and pay back all corresponding Transaction Fees it charged, and Party A shall bear all Exchange Gains or Losses in converting Settlement Amount in Foreign Currency into RMB.

3.4   换汇。甲方同意按以下方式换汇，并认可相应结算汇率将由对应于换汇方式的购汇汇率决定：

☒等额外币换汇（仅限于美元、欧元）：甲方指定外币结算资金金额，委托乙方按 T日的购汇汇率，将甲方商户号下人民币交易资金兑换成相应外币。

☑等额人民币换汇：甲方使用乙方持有的结算金额中的人民币资金金额，委托乙方将该人民币资金额按 T+1日的购汇汇率，兑换成相应的外币。（“T”是指交易发生当日）

换汇金额、时间等信息应载明于银行纸质或电子回单。本条款列出乙方为甲方购汇的基础，并不影响乙方就汇兑损益的义务。

3.4  Swap：Party A agrees to swap Settlement Amounts in the following manner and agrees that the Currency Rate quoted to it will be determined by the purchase rate corresponding to this swap method.

☒ Specified foreign currency amount（be confined only to US dollar and Euro）: Party A shall specify the amount of foreign currency settlement funds and entrust Party B to convert Renminbi trading funds of Party A’s merchant number into corresponding foreign currencies at the purchase rate of exchange rate at T

☑ Specified local currency amount: Party A uses the Settlement Amount of funds held by Party B in RMB, and entrusts Party B to use such funds to convert into the Foreign Currency at the foreign exchange rate available for settlement on a T+1 basis (“T” refers to the Transaction Date).

The amount, time and other information to any foreign currency swap entered into under this Article shall be as set out on the bank paper or electronic receipt for the swap. This clause sets out the basis of swaps Party B enters into for Party A, and is without prejudice to Party B’s liability for any Exchange Gains and Losses.

3.5 结算周期。双方协商一致，以下面第 （1） 种方式进行结算付汇，乙方将结算金额以约定的币种划至本协议首页记载的甲方银行账户（以乙方银行账户转出之日为准）： （1）T+ 1 个工作日内（T日为交易日）；

3.5  Settlement Period. The parties agree to adopt method number（1）below to settle the payment of Settlement Amounts after conversion into the Foreign Currency, and Party B shall remit such Settlement Amounts into Party A’s designated bank account indicated on the first page of this Agreement in the Foreign Currency (the remittance date from Party B’s bank account shall be the basis of calculation)：

（1）within T+ 1 business days (T refers to the Transaction Date)

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（2）每个月的 日进行结算。 结算起付金额。一个结算周期内，仅当甲方的结算金额（转化币种后）达到或相当于 2万 美元（大写：贰万 美元），乙方需向甲方汇入结算金额；如果甲方的结算金额在该结算周期内未达到 2万 美元（大写：贰万 美元），乙方暂时不向甲方汇入，该周期内的甲方的交易资金将累积到下一结算周期。结算起付金额不适用于本协议到期或者提前终止时情形。

（2）Settlement on the __day of every month. Settlement Threshold. Within any Settlement Period, only once Party A’s Settlement Amount (after conversion into the Foreign Currency) equals or exceeds 20,000 (twenty thousand) U.S. dollars will Party B be required to remit the Settlement Amount to Party A. If Party A’s Settlement Amount fails to reach 20,000 (twenty thousand) U.S. dollars within the Settlement Period, Party B will not remit such amounts to Party A and the Settlement Amount in this Settlement Period shall be accumulated with Settlement Amounts in the next Settlement Period. This clause is without prejudice to Party B’s obligation to return funds on termination of this Agreement.

3.6   付汇过程中银行费用承担和缴纳：在乙方收取交易手续费之外，在处理一笔国际银行转账时，支付行、收款行以及中间行以及 中间行也会收取相关费用。甲乙双方同意按以下 约定承担和缴纳银行收取的相关费用：

1）乙方指定付款行将结算金额从中国境内汇往境外收款行费用（包括乙方指定付款行收取的 SWIFT电报费）由乙方负责承担并缴纳；

2）甲方指定收款行费用由甲方负责承担并缴纳；

3）中转行费用（包括中转行收取的 SWIFT电报费），由甲方负责承担，但由于乙方失误或错误造成的中转行费用除外。

具体承担方式为中转行会从付汇金额中直接扣除中转行费用后完成付汇。所以甲方确认指定收款银行账户得到的外币金额 =购买外币金额—中转行费用—收款行费用。

3.6  Bank Transfer. For the purpose of settling Settlement Amounts, there may be transaction fees charged by the paying bank, the receiving bank and the intermediary bank in processing an international bank transfer. Such bank transaction fees shall be borne by the parties as follows:

（1） Party B shall bear any transaction fees (including SWIFT Transmission Fee) charged by its paying bank for the remittance of Settlement Amounts from that bank in the PRC to Party A’s overseas receiving bank;

（2） Party A shall bear the transaction fee charged by its receiving bank for receiving the remittance of Settlement Amounts;

（3） Party A shall bear any transaction fees (including SWIFT Transmission Fee) charged by any intermediary bank, unless such fees are incurred as a result of any negligence or default by Party B.

The intermediary bank will pay the converted Settlement Amounts directly to Party A’s receiving bank after deducting its transaction fee from the amount of payment. Party A acknowledges that the amount of Foreign Currency received by Party A’s designated bank account will be equal to the amount of Foreign Currency purchased - the transaction fee charged by the intermediary bank - the transaction fee charged by the receiving bank.

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3.7 结算金额对账和异议期：甲方商户应以每个自然日乙方支付系统推送的对账文件进行核对，如发现不符应及时联系乙方，甲方应尽合理努力在收到对账文件 1个月提出异议。自交易日起两年内，甲方超越本条约定期限未提出异议的，不影响甲方要求返还其多支付结算金额的权利，亦不构成甲方对该等权利的弃权。如出现结算金额支付差错，经双方确认后，乙方于下一个结算周期对差错金额多退少补。

3.7  Account Checking of Settlement Amount and Objection Period: Party B shall provide Party A with a statement of account via its Payment System on each calendar day. Party A shall check that statement of account and contact Party B in a timely manner upon becoming aware of any discrepancy. Party A shall use reasonable endeavors to raise any objection within one month from receiving the statement of account. Any failure to raise an objection within one month shall be without prejudice to (and shall not constitute a waiver of) the rights of Party A to be paid the correct Settlement Amount provided in all cases that an objection is made within 2 years from the relevant Transaction Date. In the event that any mistake occurs in the payment of the Settlement Amount, the balance, shall be paid to either party in the next Settlement Period.

第四条 甲方的权利与义务	Article 4 Party A’s Rights and Obligations

4.1   出于乙方客户尽职调查流程目的需要，一经请求，甲方需如实向乙方提供相关身份资料真实副本，包括但不限于公司营业执照（或按照注册地法律，有权行政管理机关出具的证明公司经合法登记注册的主体身份资料）、纳税证明、开户证明、公司章程、负责人证件、控股股东、实际控制人证件 (如有)及董事会授权签字人员的委托文件以及相关行业资质的证书。乙方有权要求提供上述复印文本为已经律师事务所或会计师事务所认证的真实副本。

4.1  Upon request for the purpose of Party B’s customer due diligence processes, Party A shall provide Party B with true copies of its own identity documents, including but not limited to the business license of the company (or the identity documents which certify the legitimate incorporation of the company by competent administrative authorities in line with the laws of the place of incorporation), certificate of tax payment, bank account opening certificate, articles of association, identity documents of the person in charge, controlling shareholder and ultimate individual controller (if any, including his or her ID information), the authorizing documents for the company’s signatory authorized by board resolution and any industry regulatory license. Party B may require that the copy documents are certified to be true copies by a law firm or accounting firm.

4.2 甲方发生下列事项时，甲方应在 30个工作日内书面通知乙方，并及时按照本协议第4.1条向乙方提供变更后的文件、证书或材料的真实副本，否则乙方有权暂停向甲方提供服务：

4.2  Party A shall inform Party B in writing within 30 business days in the event that any of the following situations occur and shall provide, in a timely manner, true copies of any modified documents, certificates or materials in line with Article 4.1 of

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(1)甲方终止向平台用户提供服务或者实质变更中国境内业务； (2)甲方的名称、总部、联系电话、联系地址、控股股东或实际控制人 (如有)、负责人发生变更的；(3)甲方破产、歇业、解散、合并、分立、上市、停业整顿的； (4)甲方从相关中国政府或管理机构处获得的提供平台服务的执照、许可经营被吊销（应在收到有权机关的通知后的 5个工作日内通知乙方）；及(5)为履行本协议而设立的甲方资金结算账户发生变更。

this Agreement. If Party A breaches this Article, Party B shall have the right to suspend its provision of the Service to Party A.

(1) Party A generally terminates its provision of the Platform to Users in the PRC or materially changes its business in the PRC; (2) there is any change in Party A’s name, head office, contact phone number, contact address, controlling shareholder or ultimate individual controller (if any), authorized representative, person in charge; (3) Party A is subject to bankruptcy, shutdown, dissolution, merger, division, listing or suspension of business for rectification; (4) any licence or operating permit Party A requires from a governmental or regulatory body to provide its Platform to Users in the PRC is revoked (which shall be notified to Party B within 5 business days upon receipt of the notice from the competent authority); or (5) there is any change of Party A’s settlement account set up for the purpose of this Agreement.

4.3   本协议履行期限内，乙方有权按相关监管要求或银行的要求，随时要求甲方提供其持有的证明资料，若该等证明材料是为乙方遵守与提供服务有关的合法合规义务所需。甲方应在收到通知后 5个工作日内尽合理努力提供其所持有的证明资料，逾期不提供的且该不提供导致甲方或乙方违反了适用的外汇或银行监管法律法规，在此情形下乙方保留终止本协议的权利，由此给甲方造成损失的，由甲方自行承担，给乙方造成实际经济损失的，由甲方负责赔偿。

4.3  During the performance of this Agreement and upon request of any governing regulatory authority or banks, Party B has the right to request Party A to provide supporting documents in its possession at any time provided such documents are required for Party B to comply with its own legal and regulatory obligations in connection with its provision of the Services. Party A shall use reasonable endeavours to provide such documents in its possession within 5 business days upon receipt of such request. In the event that Party A fails to provide these documents within the time limit and such failure has led to violation of applicable foreign exchange or banking laws or regulations, Party B may have the right to terminate this Agreement and Party A shall bear its own losses incurred therefrom and shall compensate Party B for Party B’s actual and direct losses caused thereby.

4.4 甲方需遵守其被事先告知的乙方关于跨境外汇支付服务的内部管理政策与规则。甲方需确保其向中国境内用户提供的平台服务有违反任何适用的法律法规 , 并保证拥有所有合法的提供该等平台服务的行政许可，并将在提供平台服务过

4.4  Party A shall comply with Party B’ internal management policies and rules regarding the Cross-Border Foreign Exchange Payment Service which have been prior notified to it. Party A shall ensure that its provision of the Platform to Users in PRC is in conformity with any applicable laws and

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程中，保证不从事非法经营、不正当竞争、虚假宣传、非法广告、商业欺诈或侵害用户合法权益的活动。

regulations and Party A warrants that it has all requisite administrative licenses and permits to provide its Platform to such Users and shall, in its provision of the Platform, refrain itself from illegal conduct of business, unfair competition, misrepresentation, illegal advertisement, commercial fraud or activities that infringe Users’ legitimate rights.

4.5 甲方将使用乙方提供的跨境外汇支付服务，在非排他基础上，作为 Farfetch.cn和Farfetch.com/cn的一种支付可选项并确保甲方平台仅在具有真实交易背景的跨境电子商务过程中使用乙方提供的跨境外汇支付服务，具体业务范围为： ☑货物贸易 ☒留学教育 ☒航空机票 ☒酒店住宿

4.5  Party A shall use Party B’s Cross-Border Foreign Exchange Payment Service as a payment option for Farfetch.cn and Farfetech.com/cn on a non-exclusive basis and shall ensure that it is only used in connection with e-commerce with real transaction backgrounds. Party A shall use Party B’s Cross-Border Foreign Exchange Payment Service in connection with the following e-commerce transactions:

☑ sales of goods

☒ overseas education services

☒ flight tickets

☒ hotel services

4.6 甲方需在其网站页面上如实描述乙方提供的跨境外汇支付服务相关内容，不得含有虚假性、误导性、贬损性等内容。	4.6 Party A shall describe Party B’s Cross-Border Foreign Exchange Payment Service on its website in a truthful manner, without any false, misleading and undermining content.

4.7 甲方有义务就自己经营的业务在其网站公布自有客户服务电话，不得将乙方的客户服务电话作为甲方的客服电话而误导用户使用。如因甲方违反本条约定给乙方造成损失，该损失由甲方负责承担。

4.7  Party A shall publish its own customer service phone number on its website for its business, and shall not use Party B’s customer service number as its own number to mislead the Users. Party A shall compensate any losses suffered by Party B in case of Party A’s breach of this Article.

4.8  甲方有义务以合适方式保存与用户达成交易的资料，包括：姓名、联系方式，交易订单号，商品名称及商品金额。保存时间应不少于 2年。乙方确认其知悉甲方自身不持有证明商品配送至用户的证据，但可以通过配送服务商获取该等记录。经乙方合理要求，甲方需代表乙方向配送服务商要求获取该等记录 , 但前提是该等被要求提供的记录信息是乙方为提供本协议下服务白条服务商严格必要的或者是乙方为了满足政府监管或银行的要求

。该项义务不保证配送服务商仍存有或将提供该等记录。

4.8  Party A is obliged to keep appropriate records of transactions with Users, including names, contact details, transaction order numbers, description of goods, and price of goods. Such records shall be retained by Party A for no less than 2 years.

Party B acknowledges that Party A does not itself hold records confirming proof of delivery of goods to a User, but may have access to such records through its third party delivery service providers. Upon Party B’s reasonable request, Party A shall request copies of such records on behalf of Party B from the delivery service provider, provided that such data is strictly necessary for the performance

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乙方应在其不再需要该等记录信息时删除根据本条款获得的记录信息或者 对该等记录中的用户个人 信息做匿名化处理。

of the Services or requested by Party B’s governing regulatory authority or banks. This obligation is without guarantee that the delivery service provider has maintained or will provide such records.

In any event, Party B shall delete the records received in accordance with this clause or apply anonymization process on all personal information.

4.9   甲方应保证每笔通过其平台购买商品或服务的交易的真实性，采集并按乙方系统接口要求向乙方提交本款约定交易的明细数据备查。甲方通过系统向乙方提供的数据仅包括：注册用户邮箱地址 (但前提是注册用户对注册邮箱由甲方分享给乙方已授予甲方明示同意 )，交易明细（含商品名称、交易币种、数量、单价、订单总价、交易时间）。甲方应对其向乙方提供的数据和指令的真实性、完整性、合法性及准确性负责 ,但在相关数据是由用户向甲方提供的情形下，甲方的责任仅限于保证准确复制并向乙方传输由用户提供的数据。如果甲方未能及时向乙方提供相关交易数据，或经乙方审核交易数据，经合理判断认为用户真实性或交易真实性存在瑕疵，乙方有权按相关监管要求不进行购付汇，且不视为乙方违约。此情形下乙方应及时邮件通知甲方。甲方应向乙方提供为实现乙方向甲方完成本协议下的服务之目的而绝对必要收集或处理的有关数据，但前提是双方签署并完全遵守附件二的《控制人对控制人的数据处理协议》。

4.9  Party A shall warrant the authenticity of each transaction to acquire goods or services through its Platform (and using the Services) and shall gather and, via the Payment System provide to Party B for future reference, such data for each transaction as is specifically required under this clause. The data that should be provided by Party A to Party B through the Payment System only includes: the registered email address of the User (provided that such User has given explicit consent to Party A for sharing the User’s email address to Party B), the detailed information of the order (including description of the goods, transaction currency, quantity, unit price, total order price and transaction time). Party A is liable to the authenticity, completeness, legitimacy and accuracy of the data (or where such data is provided to Party A by a User, the liability only extends to the accuracy of Party A’s replication of that information to Party B) and instruction provided to Party B. If Party A fails to provide the transaction data to Party B or, upon Party B’s examination of the transaction data, it has reasonable doubts as to the truth or authenticity of the transactions, then Party B has the right in relation to those transactions not to purchase and pay foreign exchange in order to comply with its relevant regulatory requirements, and this will not regarded as a breach by Party B. In such circumstances, Party B shall immediately notify Party A via Email.

Party A shall gather and provide to Party B data relating to each transaction using the Services which is strictly necessary for Party B to access to and process in order to provide the Services to Party A under this Agreement, provided that the parties shall strictly comply with and abide by the Data Processing Agreement between the parties as attached in Schedule 2 hereof.

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4.10   甲方有义务尽合理努力保管和使用乙方给予的商户编号及密码以安全的方式进出支付系统，未经乙方事先同意，不得将该商户编号或密码与第三方分享（甲方需登录支付系统的雇员或合同商除外）。除非 (a)甲方事先就自身商户编号和/或密码的丢失或泄露通知乙方并办理完成挂失手续，或者（ b）有证据证明乙方支付系统的安全性已遭到损坏，甲方应对任何使用甲方的商户号账户、密码和（或）数字证书发送至乙方的支付系统的指令或委托负责，乙方对于依照该指示或委托进行资金划付的行为及其结果不承担任何责任。若甲方商户编号、密码和 /或数字证书被盗用，发生欺诈性资金转付或收取，乙方应合理协助甲方弥补该等金额转移或解决相关问题。

     若乙方未依照本协议条款且未获得甲方授权或指示（包括本条下被视为授权的行为）使用甲方商户号账户内资金执行某支付交易，乙方应就该笔交易承担相关责任。

4.10  Party A shall take reasonable steps to keep its Merchant ID and password for accessing the Payment System securely. Party A shall not share its Merchant ID or password used to access the Payment System with any third party (other than employees or contractors of Party A that require access to the Payment System) without the prior consent of Party B. Unless (a) Party A has previously notified Party B of the loss or security breach of its Merchant ID and/or password and has gone through the required report of loss process; or (b) Party A has evidence showing the security of Party B’s Payment System has been compromised, Party A shall be responsible for any instruction or authorization sent to Party B’s Payment System using Party A’s Merchant ID, password and/or digital certificate, and Party B shall not be responsible for any fund transfer or any consequence of the transfer conducted as per the said instruction or authorization. In the event Party A’s Merchant ID, password and/or digital certificate have been compromised so that fraudulent fund transfers have been made or collected, Party B shall provide reasonable assistance to Party A to recover any such transfer or resolve the issue.

In the event that Party B executes a payment transaction using funds in Party A’s Merchant ID account otherwise than in accordance with the terms of this Agreement and without authorization or instruction from Party A (including authorization deemed to be given under this Article), Party B shall compensate Party A for that transaction.

4.11 甲方有义务自费搭建并维护与本协议约定支付服务相关的自身计算机系统平台，做好自身的计算机系统开发、调试、运营和维护工作，并保证自身系统的安全性、稳定性。甲方有义务从乙方指定页面下载乙方提供的接口文档，并向乙方提供各方数据传输协议以满足将支付系统接入至甲方平台的技术需求， 并适配可与乙方支付系统有效对接且有效识别乙方支付系统交易信息的软硬件及程

4.11  Party A is obliged to establish and maintain the computer system platform required to access the Services under this Agreement at its own cost. Party A shall be responsible for the development, adaption, operation and maintenance of its own computer system, and for ensuring the security and stability of its system. Party A is obliged to download the access document provided by Party B from the website designated by Party B, and to provide to Party B the multiparty data transfer

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序。乙方支付系统若发生变更且或将要求甲方相应改变软硬件及程序，乙方应至少提前 30个日历日及时通知甲方。甲方应指定人员以解决使用本服务过程中出现的问题，并保障甲方自行搭建系统中支付信息数据传输过程中的安全性、保密性、稳定性。

    agreement, and to satisfy the technical requirements for integrating the Payment System into Party A’s Platform. Party A shall adapt its software, hardware and system so that they can access and recognize the transaction information of Party B’s Payment System. Party B shall provide prompt and at least 30 calendar days’ prior notice of any changes to its Payment System that may require Party A to change its software, hardware or system. Party A shall also assign staff to solve problems arising out of the process of using the Service under this Agreement and ensure the safety, confidentiality and stability of the payment data transfer in its own computer system platform.

4.12 在未经乙方书面授权的情况下，甲方不能擅自对乙方网站或支付系统使用反向工程进行技术破解，或通过转载、复制、截取、篡改、整合手段，或制造、使用与乙方网站和支付系统有关的衍生产品。

4.12  Without Party B’s authorization in writing, Party A shall not conduct technology crack by using reverse engineering on Party B’s website or Payment System, or manufacture or use any derivative products related to Party B’s website or Payment System through ways of reprint, copy, extraction, tampering or integration.

4.13 甲方（包括甲方的员工或其合作机构）不得采用任何技术手段非法截获或使用其用户的敏感支付信息，甲方若违反该义务应承担因此造成的所有损失。

4.13  Party A (including its staff members or service providers) shall not illegally intercept and capture or use its Users’ sensitive payment information through any technology. Party A shall be responsible for all the losses incurred as a result of its breach of this obligation.

4.14 当甲方平台存在不安全因素可能影响到乙方或用户利益的情况下，乙方有权要求甲方消除或化解不安全因素。甲方有义务在收到乙方通知后五个工作日内尽快尽一切合理努力消除该不安全因素。如在五个工作日内纠正该问题是不可能的，甲方应当告知乙方一个预期时间。在该等期限内，乙方有权暂停服务且不视为违反本协议。

4.14  Where unsecure elements exist on Party A’s Platform which may affect Party B’s or Users’ interests in a materially adverse way, Party B may demand that Party A erases or resolves such unsecure elements. Party A shall use all reasonable endeavors to erase such unsecure elements as soon as possible and within 5 business days upon receipt of Party B’s notice. If it is not reasonably possible to rectify the issue within 5 business days, Party A shall notify Party B of an anticipated timeframe. During this period, Party B can temporarily suspend its services, which shall not be deemed as a breach of this Agreement.

4.15 乙方收到用户的人民币款项后会通过支付系统及时通知甲方，用户将人民币款项付至乙方即视为用户履行了对甲方的付款义务。甲方应促使商品以用户同意的方式及时送达。因乙方于本条项下作

4.15  Party B will inform Party A via its Payment System as soon as a User’s payment in RMB has been authorized. By paying the Transaction Amount in RMB to Party B, the Users shall be deemed as having fulfilled their payment obligations towards

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出有关支付结果的错误通知而使甲方或甲方二级商户遭受的损失的，乙方承担赔偿责任，因甲方或甲方二级商户的原因导致的损失除外。

    Party A, and Party A shall procure that the goods are delivered in a timely manner as agreed with the User. Party B shall be liable to Party A for any losses it or any Platform Merchant incurs in the event that Party B makes an incorrect notification of payment authorization under this Article, but Party B shall not be liable for any losses caused by reasons attributable to Party A or any Platform Merchant.

4.16 甲方或任何二级商户（视具体情况而定）自行受理用户的退款 /退货申请，甲方或二级商户决定对用户予以退款/退货的，甲方应向乙方发送退款请求。乙方仅受理甲方发来的退款请求，不受理用户发来的退款申请。

4.16  Party A or any Platform Merchants (as the case may be) shall handle requests for refund/return of goods from Users. Should Party A or a Platform Merchant decide to refund and accept a return of goods from the Users, Party A shall send the refund request to Party B. Party B only accepts refund requests sent by Party A and will not accept any refund requests sent by the Users.

4.17   因甲方收款银行或甲方的原因，导致本协议付汇或付款出现延迟、失败、错误等情形的责任和后果由甲方承担。包括但不限于以下情形：

（1）甲方提供的银行账户信息错误；

（2）甲方发送的电子指令信息不明、存在乱码、不完整等；

（3）甲方指定的收款账户内资金被依法止付、账户状态为销户等其他非正常状态；

（4）甲方的其他违反相关法律法规及本协议的行为。

尽管有上述规定，乙方应当向甲方提供所有合理的协助以了解上述延迟、失败或错误的原因并在允许的情况下向甲方提供合理协助以帮助解决问题。

4.17  If, due to circumstances attributable to Party A or Party A’s receiving bank, the payment or the payment of foreign exchange under this Agreement is delayed, failed or mistaken, Party A shall bear the responsibilities and consequences thereof. These circumstances include but not limited to the following:

（1） The bank account information provided by Party A is incorrect;

（2） The electronic instruction sent by Party A is unclear, incomplete or with random codes, etc.;

（3） The receiving bank account designated by Party A has stopped payment on a legal basis, is closed or is in another abnormal status;

（4） Other acts of Party A that are in violation of relevant laws and regulations or of this Agreement.

Notwithstanding, in such circumstances Party B shall provide Party A with all reasonable assistance to help investigate the reasons for the delay, failure or mistake and provide Party A with reasonable assistance, where possible, to help resolve the issue.

4.18 本协议有效期内，甲方除遵守本协议之约定外，还应严格遵守乙方内部管理规范。甲方保证：仅将乙方提供的支付服务用于自身经营活动；未经乙方书面同	4.18 Party A shall comply with Party B’s internal management policies and rules. Party A warrants that Party B’s Payment Service will only be used in Party A’s own business activities and, unless

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意，不得允许第三方接入及 /或使用乙方向其提供的支付服务。尽管如此，乙方同意，甲方的经营活动以及甲方平台存在二级商户的商品销售情形。

    approved by Party B in writing, no third party shall be allowed to access and/or use Party B’s Payment Service. Notwithstanding, Party B acknowledges that Party A’s business activities and use of the Services involve the sale of goods by Platform Merchants through Party A’s Platform.

4.19   甲方有义务及时、妥善处理甲方与用户、甲方二级商户与用户之间因为商品销售而引起的纠纷，包括但不限于产品和服务质量和安全等原因引起的投诉和纠纷、因用户要求退款产生的纠纷和责任等。若上述纠纷导致乙方遭受任何诉讼、追索、损失（前提是该等用户纠纷并非与乙方违反法律、违约、过失有关或属于第 5.7条范围内的纠纷）及由此产生的律师费、诉讼费、仲裁费及其他主张权利而产生的合理费用，甲方应予以赔偿。对于任何乙方所遭受的应由甲方承担赔偿责任的诉讼或追索，乙方应当立即通知甲方，且乙方不得在未经甲方同意的情况下对责任作出任何承认或和解。

4.19  Party A is responsible for handling disputes between Party A and Users arising from any sale of goods including but not limited to disputes arising from complaints about the quality or safety of the goods and services, disputes and liabilities regarding the Users’ refund demands, and so forth. In case Party B suffers from any litigation proceedings, claims, or damages as a result therefrom (and provided such User dispute has not arisen in connection with Party B’s breach of law, breach of contract or negligence or a dispute within the scope of Article 5.7), any legal fees, litigation fees, arbitration fees and other reasonable fees incurred by Party B shall be compensated by Party A. Party B shall notify Party A immediately of any proceeding or claim brought against them for which Party A is obliged to compensate and Party B shall not make any admission of liability or make any compromise without the consent of Party A.

4.20 甲方有权根据本协议之约定，要求乙方及时进行结算，即向甲方划转扣除相应跨境外汇支付服务手续费和相关费用后的甲方商户号下的交易资金。

4.20  Party A has the right to demand Party B to settle the amount, namely to transfer the Transaction Amount under Party A’s Merchant ID after deducting the Cross-Border Foreign Exchange Payment Service fee and other related charges to Party A in a timely manner pursuant to this Agreement.

4.21 甲方有义务按照本协议约定向乙方支付服务费。如甲方商户号账户余额（被止付款项除外，下同）不足以支付应付服务费的，乙方有权从甲方后续交易资金中扣除相应款项。甲方没有后续交易资金的，甲方应向商户号账户内充值以补足未付费用，因此产生的费用由甲方承担，否则从收到乙方通知之日起，甲方每日按照欠付金额的万分之五向乙方缴纳逾期违约金。

4.21  Party A is obliged to pay the Transaction Fee to Party B pursuant to this Agreement. If the balance in Party A’s Merchant ID account (excluding the amount of any Stopped Payment) is insufficient to pay the Transaction Fee, Party B has the right to deduct that shortfall from Party A’s subsequent Transaction Amounts. In case there is no such subsequent Transaction Amount, upon request Party A shall recharge its Merchant ID account so as to pay the unpaid fees and shall bear any such incurred fees from its recharged account. Otherwise, Party A shall pay liquidated damages at 0.05% (five in ten thousand) of the unpaid amount per day starting from the day on which Party A received Party B’s notice that requested a recharge of the unpaid Transaction Fee.

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4.22 甲方有权根据本协议之约定，要求乙方及时进行收款、换汇和结算交易金额（在扣除相应的交易手续费前提下）。	4.22 Party A has the right to demand Party B to collect, convert and settle Transaction Amounts in a timely manner pursuant to this Agreement and subject to the deduction of any Transaction Fees.

4.23   在单个自然月中，如用户或发卡机构发起的累计银行卡拒付金额或银行卡盗卡、非本人交易等主张涉及的金额超过自本协议生效之日起累计支付交易金额的十万分之一的，乙方有权通知甲方加强监控或采取合适的整改计划和目标，并要求甲方在收到通知之日起 15 个工作日内向乙方反馈其整改计划和目标完成情况。如甲方未在收到通知之日起 30 个自然日期限内(“整改期限”)完成整改计划和目标的，乙方保留自30 个自然日整改期限到期后的10日内单方终止本合同的权利。

4.23  In any single calendar month, if the accumulative total amount involved in bounced payments, card theft, unauthorized transaction and other claims raised by the Users or by the issuing banks of cards exceeds one in a hundred-thousand (0.001%) of the total Transaction Amount accumulated from the effective date of this Agreement, Party B shall have the right to notify Party A to strengthen its supervision and adopt a suitable plan and target for rectification, and request that Party A provides feedback regarding the performance of such rectification plan within 15 business days from its receipt of Party B’s notice. If Party A fails to implement its plan and target for rectification within 30 calendar days from its receipt of Party B’s notice (Rectification Time Period), Party B reserves its right to unilaterally terminate this Agreement within 10 calendar days from the expiry of such 30 calendar days Rectification Time Period.

4.24   有关白条支付、白条分期的特别约定：

1）  甲方同意乙方将相关交易信息提供给乙方的合作金融机构、白条服务商、政府监管部门等，以供后续向甲方提供持续地、更优质的服务。在不违反法律法规、政策的前提下，乙方应告知甲方获得该等信息的银行、白条服务商和政府监管部门的名称及披露的信息内容。

2）  甲方需确保用户同意使用白条支付或白条分期服务，如甲方无合理证据证明已经明确告知用户申请白条支付或白条分期服务为经用户确认同意的行为而导致用户拒绝还款的 ,由此给乙方及白条服务商带来的所有损失由甲方承担。鉴于乙方

4.24  Special clause for Baitiao Payment and Baitiao Instalment:

1)   Party A agrees that Party B will provide relevant transaction information to Party B’s cooperative financial institutions, Baitiao Service Provider, government regulators and so on, so as to provide continuous and better service to Party A. Party B shall inform Party A of the names and disclosures of the banks, Baitiao Service Provider and government regulatory authorities that have obtained such information without violating the laws, regulations and policies.

2)   Party A needs to ensure that Users agree with the use of Baitiao Payment. If any User refuses Baitiao repayment due to Party A’s failure to provide reasonable evidence showing the User having given consent to use Baitiao Payment, all losses to Party B and Baitiao Service Provider shall be borne by Party A. Given the fact that Party B and/or Baitiao Service Provider own and operate an independent

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和/或白条服务商拥有并运作一个独立的网站（“白条服务网站”）来处理白条支付 /白条分期，为避免歧义，当甲方技术上成功将用户从甲方平台导至乙方和 /或白条服务商运作的白条服务网站上的请求用户勾选同意框同意使用白条支付 /白条分期的页面，即应视为甲方已经获得了用户使用白条支付 /白条分期的同意。

3）  甲方不得明知却支持或容忍白条“套现”等活动，并应在知晓任何在甲方网站内发生的白条“套现”活动或其他可疑行为后立即通知乙方。

4）  甲方保证不做出任何有损于乙方及白条服务商品牌形象和声誉的言论及行动，如发现甲方有故意诋毁或损害乙方或白条服务商声誉的言论或行为的，乙方有权立即终止本协议，并追究甲方的法律责任。

5）  如果用户由于商品问题拒绝向白条服务商偿付贷款，甲方应向消费者澄清乙方及白条服务商均不对商品质量和货物售后服务负责，并应在白条服务商向用户催缴还款的过程中提供必要的协助，该协助仅包括向白条服务商提供在甲方消费的催收目标的收货人姓名和手机号（但前提是个人信息主体对于甲方向乙方分享该等个人敏感信息已给予明示授权）；

6）  甲方配合白条服务商及时对疑似欺诈或者白条逾期的订单进行核查（但须乙方或白条服务商提供合理的怀疑用户欺诈或者还款逾期的证据），甲方需要配合乙方线下提供提供必要的协助，该协助仅包括提

and separate website to process Baitiao Payment/Baitiao Instalment (“Baitiao Service Website”), for the avoidance of doubt, Party A shall be deemed as having obtained a User’s consent to use Baitiao Payment/Baitiao Instalment upon its successfully redirecting such User from Party A’s Platform website to the webpage requesting for Baitiao users checking of the consent box as displayed at the Baitiao Service Website.

3)   Party A may not knowingly support or tolerate Baitiao “cash out” and other activities, and shall notify Party B immediately after knowing any “cash out” activities or other suspicious behaviors occurring in Party A’s website.

4)   Party A shall not make any speech or take any action action that is likely to materially damage Party B and Baitiao Service Provider’s brand image and reputation. In case of any deliberately slander or action that caused damage to the reputation of Party B or the Baitiao Service Providers, Party B has the right to terminate this Agreement immediately and reserve the right to claim against Party A for damages.

5)   if any User due to the commodity problem refuses to pay Baitiao Service Provider, Party A shall clarify to the User that the Baitiao Service Provider is not liable for the quality of goods and service, and shall provide necessary assistance to Baitiao Service Provider in the process of collecting repayment from the User, such assistance only includes provision of User’s name and phone number to Baitiao Service Provider, provided that the User has given explicit consent to Party A for sharing such personal sensitive information to Party B.

6)   Party A shall provide necessary assistance to Baitiao Service Provider in case Baitiao Service Provider can provide reasonable evidence showing its suspicion of a User’s fraud activities or any overdue Baitiao repayment, such assistance only includes provision of User’s name and phone number to Baitiao Service Provider, provided that the User has given explicit consent to Party A for sharing such personal sensitive information to Party B.

7)   In case any User refuses to pay Baitiao Service

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供收货人姓名与手机号（但前提是个人信息主体对于甲方向乙方分享该等个人敏感信息已给予明示授权）；

7）  用户在被催收时表示由于未收到物流延迟等原因而逾期，甲方应协助乙方提供相关的货运状态信息，该等信息仅包括运输单号、是否妥投的相关截图。如甲方无法提供该等物流状态信息，则由甲方向白条服务商承担相应损失。甲方应承担解决用户未收到货物问题的责任，包含但不限于退款或重新发货等。

8）  乙方及白条服务商可根据甲方实际的交易规模、甲方业务实际销售额的变化、甲方履约能力及资信状况的变化等情况，调整乙方及白条服商为甲方平台上的交易开放的“白条支付、白条分期”交易规模（包括商户敞口限额、日交易限额、地域限制等），但前提是乙方应提前将欲调整的范围方案书面通知甲方后才能实施。甲方可以根据业务开展实际情况申请调整“白条支付、白条分期”交易规模，具体以乙方及白条服务商另行审批确认的书面意见为准 (乙方及白条服务商无正当理由不得不合理拒绝该等调整申请 )，乙方在采取调整措施之日起1个工作日内，以书面形式通知甲方。

9）  如用户向甲方提出白条支付及白条分期订单需要进行货物拦截，甲方需要按用户要求及时配合货物拦截。

10）  乙方及白条服务商向甲方平台需要使用白条支付、白条分期的用户开放白条账户申请功能，白条服务商有权制定白条账户申请规则。

Provider by claiming he or she has not received the goods, Party A shall provide necessary logistics status information including waybill number and delivery status screenshot. Party A shall be liable to for losses to Baitiao Service Provider for its failure to provide necessary logistics status information.

8)   Based on Party A’s actual transaction scale, sales revenues and creditworthiness, Party B and Baitiao Service Provider may adjust the transaction scale and volume (including merchant quota, daily transaction quota and territorial restrictions, etc.) available for Baitiao Payment and Baitiao Instalment transactions occurring at Party A’s Platform, provided that Party B and Baitiao Service Provider shall prior communicate with Party A of its proposed plan on its revised Baitiao Payment transaction scale and volume. Party A may also apply for updating its Baitiao Payment transaction scale and volume by submitting the application to Party B and Baitiao Service Provider for approval, which shall not be unreasonably withheld by Party B and Batiao Service Provider, and in such case Party B shall inform Party A in writing any change of the transaction scale and volume for Baitiao Payment and Baitiao Instalment transitions within 1 working day from such change becoming effective.

9)   Party A shall block the delivery of goods under any orders financed by Baitiao Payment or Baitiao Instalment if there is such a request raised by any User.

10)  Party B and Baitiao Service Provider shall make Baitiao Payment and Baitiao Instalment available to Users who need to use such payment channels by opening Baitiao account set-up function to such Users. The relevant Baitiao account application rules shall be decided by Baitiao Service Provider.

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4.25   为查询甲方的信用状况，审核甲方履行本合同义务的能力，确认甲方使用本服务的资格，甲方同意并授权乙方及乙方合作金融机构、白条服务商在符合 《征信业管理条例》 等法律法规的前提下，向依法设立的征信机构、资信评估机构或有关法律、监管机构许可的类似机构（以下统称 “信用机构”）查询、使用甲方的信用信息 和信用报告。如未有另行约定，前述授权期限与本合同有效期限一致。且为建立信用体系，甲方同意并授权乙方及乙方合作金融机构、白条服务商向信用机构发送甲方的信用信息（包括但不限于不良信息）。

4.25  In order to check Party A’s creditworthiness and ability to perform this Agreement and eligibility to use the Service, Party A hereby agrees that, during the term of this Agreement, Party B and its cooperative financial institutions as well as Baitiao Service Provider may check and search Party A’s credit reports with legally qualified credit investigation organizations, credit rating agencies or other organizations permitted by the regulating authorities (hereinafter as “Credit Agencies”) and use such credit reports, provided that any if such search and use of the credit reports shall be in compliance with PRC Administrative Regulations on Credit Investigation Industry as well as other applicable regulations protecting financial and credit information. Party A also agrees and authorizes Party B and its cooperative financial institutions as well as Baitiao Service Provider to send Party A’s credit information to Credit Agencies (including unfavorable information).

第五条 乙方权利和义务	Article 5 Party B’s Rights and Obligations
5.1 乙 方在履行其于本协议项下义务的过程中，应当： 1） 遵守全部适用的法律、法规及支付规则； 2） 遵守良好行业规范及服务水准； 3） 持有并维持其提供本协议下服务所需要的全部证照及许可。

5.1  In performing its obligations under this Agreement, Party B shall:

(1)   comply with all applicable laws, regulations and payment scheme rules;

(2)   do so in accordance with Good Industry Practice and the Service Levels; and

(3)   hold and maintain all licenses and permits it is required to have in order to provide the Services.

5.2 乙 方应按本协议之约定，通过系统向甲方提供甲方支付交易明细、退款交易处理详情。	5.2 Party B has the right to provide Party A with Party A’s payment information and all refund transactions’ information.

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5.3 双方有权在征得对方书面同意的情况下，自负费用对双方的合作业务进行一定的推广，具体的形式双方另行协商。

5.3  With prior written approval from the other party, either party may at their own cost promote their cooperation with the other party. The particular methods for promotion are to be agreed between the parties.

5.4 在甲方违反与其使用本协议下服务相关的国家或地区的法律时，乙方有权暂停向甲方划付相应的交易金额，对甲方因此而遭受的损失，乙方不负任何责任。在该等情形下，如果能够确定用户付款账户，乙方应当将交易金额原路返还至用户原付款账户。

5.4  In the event that Party A violates relevant state or local laws in relation to its use of the Services, Party B is entitled to suspend its transfer of the corresponding Settlement Amount to Party A, and shall not be responsible for any losses of Party A incurred therefrom. In such circumstances and upon Party A’s request, Party B shall refund such Transaction Amounts to the Users.

5.5 乙 方负责支付系统的建设、运行和管理，并有权制订和修改相应的管理规则和功能，甲方有义务遵守乙方制定的最新管理规则和功能。乙方应当就任一管理规则或功能的新增或修改提前【 5】个以上自然日作出通知。

5.5  Party B is in charge of the establishment, operation and management of the Payment System. Party B has the right to formulate and modify relevant management rules and functions. Party A shall comply with the latest management rules and functions formulated by Party B. Party B shall provide [5] calendar days’ notice prior to the introduction or modification of any such management rules and functions.

5.6 乙方有义务按照本协议之约定，及时向甲方支付扣除交易手续费后的结算金额。	5.6 Party B is obliged to remit in a timely manner to Party A the Settlement Amount as agreed in this Agreement and subject to deduction of the Transaction Fee.

5.7   乙方不负责解决因任何原因导致的有关用户与甲方 ，用户与甲方二级商户之间交易的纠纷和投诉，且不承担任何责任 。乙方应当负责处理在用户与乙方之间就乙方向用户提供支付服务产生的任何争议及投诉。若甲方由于乙方向用户提供的支付服务而遭受任何诉讼程序、索赔或损害（且该等用户争议并非由于甲方违反法律或合同或存在过失行为而产生），基于上述事项产生的全部损失、损害、法律费用、诉讼费用、仲裁费用或其他合理费用均应由乙方按甲方要求进行支付。甲方应在针对双方提起的、乙方有赔偿义务的任何程序或

5.7  Party B is not responsible for handling any disputes and complaints between Users and Party A regarding Party A’s provision of any services (excluding payment service) to Users, or any disputes and complaints between Users and Platform Merchant regarding their goods transactions. However, Party B shall be responsible for handling any disputes and complaints between Users and Party B regarding Party B’s provision of payment services to Users. In the event that Party A suffers any litigation proceedings, claims, or damages as a result of Party B’s provision of its payment services to Users (and provided such User dispute has not arisen in connection with Party A’s breach of law, breach of contract or negligence), all losses, damages, legal fees, litigation fees, arbitration fees or other reasonable fees arising therefrom shall be paid by

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主张被提起后立即通知乙方，甲方在未取得乙方同意的情况下，不得承认任何责任或作出任何让步。

Party B on Party A’s demand. Party A shall notify Party B immediately of any proceeding or claim brought against them for which Party B is obliged to compensate and Party A shall not make any admission of liability or make any compromise without the consent of Party B.

5.8 乙方按照现行国际收支申报的规定，对甲方与实际用汇客户之间的交易，对集中涉外收付款项进行国际收支统计的还原申报。

5.8  Party B shall abide by the procedures governing the declaration on international balance of payments, and shall carry out the declaration based on the actual data of receipts and payments regarding the concentrated foreign-related receipts and payments incurred during the transactions between Party A and Users.

5.9   在本协议履行期限内，若乙方的支付服务发生技术性障碍，导致支付服务中断 (无论中断时间长短)，协议双方应积极合作，配合相关第三方 (如银行等)查明原因，以求妥善处理，若因乙方（或乙方的服务提供商）责任造成支付故障，乙方应当立即纠正该等故障并应按照故障时间的双倍时间顺延对甲方的服务；若因甲方（或甲方的服务提供商）责任造成支付故障，由甲方承担修正故障的主要责任。若乙方系统故障导致支付服务中断持续【 7】日以上，甲方有权立即终止本协议。

5.9  During the performance of this Agreement, in the event that any technical failure of Party B’s Payment System causes any suspension of the acceptance, collection and remittance of User payments (irrespective of the affected time), the parties shall cooperate and collaborate with relevant third parties (for instance, the banks) to investigate so as to properly and promptly solve the problem. If the failure is caused by Party B (or its service providers), Party B shall be responsible for promptly rectifying the failure and shall extend its service to Party A for double of the failure time. If the failure is caused by Party A (or its service providers), Party A shall bear the primary responsibility for rectifying it. If the failure which is caused by Party B’s technical failure of its Payment System cannot be repaired within 7 days, Party A may immediately terminate this Agreement.

5.10 如因系统故障、乙方操作失误等原因导致甲方商户号账户的资金与（乙方根据第 5.15款存放甲方资金的）银行的对账凭证不符的，乙方有权按银行对账凭证的内容，对甲方商户编号下交易和资金进行处理。乙方应当通知甲方其采取的具体措施。尽管存在上述规定，乙方应当执行并维持适当稳健的操作程序以确保甲方商户号账户记载的金额是真实、准确并是最新的。

5.10  If, due to a system failure or Party B’s operational mistake, the amount recorded by Party B in Party A’s Merchant ID account is incorrect and not consistent with the bank’s (being the bank in which Party B holds Party A’s funds in accordance with article 5.15) statement of account, Party B is entitled to handle transactions and settle payments based on the bank’s statement and adjust the recorded balance of Party A’s Merchant ID accordingly. Party B shall inform Party A of the specific measures taken. Notwithstanding the foregoing, Party B shall implement and maintain appropriate and robust operational procedures to ensure amounts recorded on Party A’s Merchant ID are true, accurate and up to date.

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5.11 一方有权基于本协议约定的正当理由（仅包括上市、融资并购审计、法律规定的公告、为执行本协议）向包括但不限于第三方机构、有权机关、投资人、关联公司披露本协议及与本协议相关的信息、数据等；有权请求另一方提供与本协议有关的加盖公章的纸质文本，包括但不限于协议、资质证明、说明、授权委托书等，被请求方应积极协助提供。

5.11  Any Party has the right to disclose this Agreement, as well as relevant information and data of this Agreement, for a reasonable purpose specified in this Agreement (for purpose of this Agreement, a reasonable purpose only includes information required for a listing, audit in financing merger, or public notice required by applicable laws, or information disclosure which is required for the purpose of performing this Agreement) to parties including but not limited to third party institutions, competent authorities, investors, and affiliated companies, and has the right to request the other Party to provide hard copies of documents affixed with its company seal in relation to this Agreement, including but not limited to this Agreement, certification of qualifications, explanation, power of attorney and so forth, and Party A shall assist in providing the same in a proper manner.

5.12 本协议有效期内，因国家相关主管部门颁布、变更的法令、政策导致乙方不能提供约定服务或需要变更合同的，不视为乙方违约，双方应根据相关的法令、政策变更合同内容。在所需的变更将会对本协议下服务产生实质影响的情况下，甲方可拒绝变更本协议，而对本协议予以终止，该等终止自相关法令、政策发生变化之时生效。

5.12  If, during the term of this Agreement, Party B is incapable of providing the agreed service due to changes in regulations and policies formulated by the competent supervising authorities, Party B shall not be deemed as in breach of this Agreement. The parties shall modify this Agreement pursuant to the relevant regulations and policies. To the extent the modifications required will have a material impact on the Services received, Party A may decline to modify the Agreement and instead terminate the Agreement with effect from the changes in regulations and policies coming into force.

5.13 乙方应当根据良好行业规范维持稳健和持续性检测的安全系统、控制及程序，以保护其支付系统的安全性，包括尽可能鉴别并防止未经授权的支付交易，并防止用户支付数据的丢失。乙方应根据甲方要求赔偿甲方由于乙方违反本条款而遭受的损失。

5.13  Party B shall maintain robust and regularly tested security systems, controls and procedures in accordance with Good Industry Practice to protect the security of its Payment System, including trying with the best endeavor to identify and prevent unauthorized payment transactions, and prevent loss of User payment data. Party B shall indemnify Party A on demand for losses it incurs as a result of its breach of this Article.

5.14 乙方应当根据良好行业规范维持定期测试的业务连续性及故障恢复措施，并致力于确保本协议下服务提供的连续性。

5.14  Party B will maintain a regularly tested business continuity and disaster recovery procedure in accordance with Good Industry Practice and with a view to ensuring the uninterrupted provision of the Service.

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5.15   根据规范非银行支付机构网络支付服务的相关中国法律，在乙方开设的甲方商户号下账户中登记的资金为预付款项，乙方接受委托为甲方保管该等款项，该等款项的所有权属于甲方。尽管该等款项属于甲方，但其储存于以乙方名义开立的银行账户中，应由乙方向银行发出款项划转的指令。乙方应采取合理必要的且符合相关法律法规的措施，以确保乙方开设的甲方商户号下账户中的资金与乙方自有资金分离且依照适用的法律和良好行业规范合理安全的保护该等资金。

5.15  According to the relevant PRC law regulating online payment service by non-bank payment institutions, the fund recorded in Party A’s Merchant ID account is a pre-paid value that Party B is entrusted to take custody of on behalf of Party A, and the ownership of such fund belongs to Party A. Although the fund is owned by Party A, it is deposited with the bank in the name of Party B, and it is Party B that has the right to initiate fund transfer instructions to the bank. Party B shall take such steps as are reasonably necessary (and in accordance with relevant laws) to ensure that funds held for Party A are segregated from its own assets and are appropriately safeguarded in accordance with applicable laws and Good Industry Practice.

5.16 最惠国待遇：在签署本协议并在本协议期限内，乙方向甲方作出如下陈述与保证： 1）甲方应当支付的服务费用及适用的货币汇率，以及 2） 本协议中的条款， 等同于或更优于向乙方其他的奢侈品电商客户提供的报价、费率或条件。若乙方向其他奢侈品电商客户提供更加优惠的条件或更低的费用或费率报价，乙方应当立即通知甲方并向甲方提供同样的条件或报价。

5.16  MFN: Upon entering this Agreement and throughout its term, Party B represents and warrants to Party A that:

(1)   the service fees and Currency Rates payable by Party A; and

(2)   the provisions of this Agreement, are equal to or more favorable than the fees, rates or provisions offered to Party B’s other Luxury E-Commerce Clients. In the event Party B offers more favorable provisions or lower fees or Currency Rates to other Luxury E-Commerce Clients, it shall immediately notify Party A in writing and offer the same to Party A.

5.17 乙方应提供甲方在处理用户问询时所需要的支付结果、状态信息，且应在甲方请求的 2个工作日内提供。

5.17  Party B shall provide within 2 business days from Party A’s request, any payment result information and payment status information that Party A may reasonably require in the course of handling queries from Users.

5.18 乙方应根据甲方的合理要求向甲方提供支持及协助，以帮助甲方将支付系统整合进甲方平台并满足乙方不时的技术标准。

5.18  Party B shall provide Party A with such support and assistance as it may reasonably require to help it to integrate the Payment System into its Platform and to satisfy Party B’s technical standards from time to time.

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第六条保证金	Article 6 Deposit

6.1 保证金：甲方选择下列第 （1） 种方式向乙方交纳保证金。	6.1 Deposit: Party A chooses the _(1)_/_way in the following to pay the deposit to Party B.

（1）固定保证金：甲方应在本协议签订之日起 / 个工作日内向本协议首页载明的乙方指定账户汇入美元（大写： 零 美元）的保证金。若甲方不履行本协议规定之义务，且不依据本协议约定或相关法律规定向乙方赔偿的，乙方有权自保证金内扣除相应的部分。当甲方保证金低于约定金额时，甲方应在接到乙方保证金补足通知的 3个自然日内补足相应款项，否则，乙方有权采取必要措施，包括但不限于暂停或终止为甲方提供有关服务、暂停向甲方结算、解除本协议，且对此时甲方因乙方暂停服务时所受损失不负任何责任，且乙方有权要求甲方从接到补足保证金的通知之日起 3个自然日后，每日按照应付款项总额的万分之五支付违约金。如果自甲方最后一笔交易完成之日后的第 180个自然日或本合同终止之日（二者以后发生者为准）后的 7个工作日内，如双方对本协议的履行未发生任何争议，乙方应将甲方剩余的保证金无息返还给甲方。但甲方应向乙方提供保证金收据（扫描件）、甲方收到乙方退还保证金收据（原件）等与退还保证金有关的文件，否则，乙方有权暂不予返还保证金，且不视为乙方违约。	（1）Fixed Deposit: Party A shall remit ___Zero _/______ to Party B’s designated account as indicated in the first page of this Agreement as deposit within ___/___ business days upon execution of this Agreement. Where Party A does not fulfill the obligation of this Agreement or refuses to compensate Party B in accordance with this Agreement or relevant laws and regulations, Party B shall have the right to deduct relevant amount from the deposit so as to compensate its losses. When Party A’s deposit falls short of the agreed amount, Party A shall recharge it to the agreed amount within 3 calendar days upon the notice of Party B; otherwise, Party B shall have the right to take necessary measures, including but not limited to suspend or terminate relevant service, suspend the settlement to Party A and terminate this Agreement without bearing any liability for any losses thus incurred by Party A. Moreover, Party B is entitled to the liquidated damages paid by Party A on the amount receivable at the rate of 0.05% (five in ten thousand) per day, starting after the third calendar day upon Party A’s receipt of Party B’s notice on recharge of the deposit. If after 7 business days starting from the 180th calendar days after Transaction Date of the last transaction of Party A or from the termination date of this Agreement (whichever comes later), there is no dispute between the parties regarding the performance of this Agreement, Party B shall return the remaining deposit to Party A without interests. Party A shall provide the deposit receipt (in scanned copy) as well as related document including receipt (in original) certifying that it has received the returned deposit from Party B; otherwise, Party B shall have the right to refuse return of the deposit, which shall not be deemed as breach of this Agreement.

（2）循环保证金：甲方每笔交易成功后，乙方按照甲方成功交易金额的 / %提取循环保证金，在向甲方转账的同时将循环保证金留存至乙方账户中。该保证金采取 180天循环退回的方式，不计息地汇至甲方指定结算账户中，若该保证金退回的当日的结算资金金额未达到本协议 3.5条约定的结算起付金额，	（2）Revolving Deposit: Party B has the right to deduct / % of the Transaction Amount every time Party A successfully completes a transaction, and retain the revolving deposit in Party B’s account while settling with Party A. The revolving period of the deposit is 180 days and the deposit shall be returned to Party A’s designated account for settlement without interest. If the

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则顺延至结算资金金额达到前述结算起付金额之日，进行结算资金汇付之日同时退回该循环保证金。	Settlement Amount does not reach the Settlement Threshold as agreed in the Article 3.5 of this Agreement on the day the deposit is supposed to be returned, such return will be delayed until the Settlement Amount reaches the Settlement Threshold as mentioned above, and the revolving deposit shall be returned on the date of settlement.

第七条 退款	Article 7 Refund

7.1   退款情形：本协议所指的退款指因甲方或二级商户的原因（如：缺货、无法运货、无法提供服务、货物或服务出现质量问题等）或用户的原因，且甲方同意向用户退款，并由甲方向乙方提出退款请求，将交易金额的全部或部分退还至客户。如果甲方不向乙方申请退款，需要自行解决与用户的交易纠纷。乙方应当在收到甲方的要求 ,后的5个工作日内且甲方账户余额充足的前提下，向用户退款。如甲方账户余额不足无法发起退款的，甲方应对甲方在乙方开立的账户进行充值，以满足乙方退款操作需求。

7.1  Circumstances of Refund: a refund in this Agreement refers to the return of all or part of a Transaction Amount to the User for reasons attributable to Party A or a Platform Merchant (for instance, shortage of goods, incapability to deliver the goods, incapability to provide the goods or services, quality problems regarding goods and services, incorrect information of settlement account etc.) or for reasons attributable to the Users, and in each case where Party A has agreed to provide the User with a refund and Party A requests Party B to send the refund. If Party A does not request Party B to refund, it shall resolve the dispute with the User on its own. Party B shall provide the User with a refund within 5 business days from its receipt of Party A’s request.

7.2 退款流程：甲方应该通过管理后台系统向乙方申请退款，如甲方未通过乙方提供的系统进行退款，则由此产生的全部责任均由甲方自行承担，因此给乙方或第三方造成损失的，甲方需承担全部赔偿责任。乙方应在针对双方提起的、甲方有赔偿义务的任何程序或主张被提起后立即通知甲方，乙方在未通知甲方的情况下，不得承认任何责任或作出任何让步。

7.2  Party A should apply for a refund to Party B through Party B’s management system, and shall indemnify Party B for any losses arising from any third party claims brought against it as a result of Party A’s failure to apply a refund through Party B’s management system. Party B shall notify Party A immediately of any proceeding or claim brought against them for which Party A is obliged to indemnify and Party B shall not make any admission of liability or make any compromise without the consent of Party A.

7.3 退款处理方式：除本协议另有约定外，退款采用 人民币轧差退款的处理方式，即乙方将甲方商户号下的人民币收款金额（被止付或 暂停结算款项除外）与退款金额相抵销，从人民币收款金额中直接扣除退款金额后，乙方应将剩余金额转换为外币并将该等金额根据本协议条

7.3  Method of Refund: Unless otherwise agreed between the parties, the method of refund shall be netting refund, i.e., Party B can offset the refund amount against Transaction Amounts collected for Party A under its Seller Number Merchant ID in RMB. After directly deducting the refund from the Transaction Amounts

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款汇付至甲方。本第7条约定的所有扣除的退款金额，均应原路退还至用户付款的账户或支付账户，包括白条支付和白条分期；如果不能确定用户原付款账户的，甲乙双方另行协商处理。

collected for Party A in RMB, Party B shall convert the remaining balance into foreign exchange and remit the same to Party A in accordance with the terms of this Agreement. The deducted refund amount will be returned to the User’s original bank or payment account, including Baitiao Payment and Baitiao Instalment. If User’s original bank or payment account cannot be identified, the Parties shall further discuss and agree on how to make the refund.

7.4 甲方申请的退款，而甲方商户号下人民币收款金额不足时，乙方应通知甲方并有权不予执行退款申请直至 （a）甲方商户号下收取了足够的人民币交易金额；或者（ b）甲方通过其他方式在乙方处存入或持有足够资金用于退款。乙方应在甲方商户号下人民币金额足以执行退款操作时，及时操作原路退还至用户付款账户。

7.4  If the Transaction Amounts collected for Party A under its Merchant ID in RMB are insufficient for the refund order, Party B shall notify Party A and is entitled to refuse the refund until (a) Party A receives sufficient Transaction Amounts in RMB under its Merchant ID; or (b) Party A otherwise places or holds sufficient funds with Party B to make the refund. Upon either of (a) or (b) occurring, the refund shall be provided to a User by the following business day.

7.5 就按照本第7 条已经向用户退还的任何交易金额，乙方1) 在T日北京时间24：00之前收到的退款申请(T日为交易日)，退款金额应为甲方申请的全部交易金额，包括乙方应返还其就该等交易金额已收取的交易手续费；和 2)在T日北京时间24：00之后收到的退款申请(T日为交易日)，不向甲方返还其就该等交易金额已收取的交易手续费。为避免歧义，甲方无需向乙方额外支付任何退款的服务费。

7.5  In relation to any Transaction Amount that has been refunded to a User pursuant to this Article 7, Party B; 1) agrees the refund amount shall be equal to the full Transaction Amount if the refund application is received on or before T day 24:00 in Beijing time (T refers to the Transaction Date) and, in such case all Transaction Fee Party B has charged shall be refunded by Party B to Party A; and 2) has no obligation to refund to Party A any Transaction Fee it has charged in respect of the corresponding Transaction Amount, if the refund application is received after T day 24:00 in Beijing time (T refers to the Transaction Date). For the avoidance of doubt, no additional service fees are payable by Party A in respect of any refund made to a User.

第八条 风险控制	Article 8 Control of Risks

8.1 甲方应当负责处理用户在使用其平台过程中的争议，包括但不限于虚假信息、欺诈、伪造、或者用户拒绝支付的情形（包括银行卡持有者等）。

8.1  Party A is responsible for resolving disputes with Users arising from their use of its Platform, including for instance, false information, fraud, counterfeit, or refusal to pay by the Users (including card holders).

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8.2 风险提示：甲乙双方对于“电子商务环境尚未成熟，电子商务立法以及信用体制还不完善”的现状以及开展电子商务业务存在的风险性均完全知悉，双方均承诺采取适当的风险防范措施，以尽量避免或减小风险，并愿意各自承担相应的可能由此造成的损失。

8.2  Warning of Risks：Party A is fully aware of the risks of e-commerce. Both parties promise to adopt proportionate measures to prevent or minimize the risks to the extent that would be reasonably be expected of a firm carrying on their respective businesses.

8.3   为维护双方利益，降低电子支付过程中的风险，乙方有权根据甲方的风险程度 (即甲方的交易、投诉（例如窃卡、拒付及其他存在风险的交易的比例）等因素 )确定或调整甲方通过乙方服务进行收款或交易的限额（包括但不限于用户每种支付资金渠道的单笔 /单日额度、所有资金渠道总额度等设定限额等）。乙方根据本条约定进行调整的，不视为乙方违约，但应在采取调整措施之日起 5个工作日内，以邮件的形式通知甲方。乙方应基于良好善意确定任何该等限制，并应提前与甲方就该等限制进行讨论。若乙方采用的任何限制将在某一实质性方面对甲方接受本协议下服务产生重大不利影响，甲方可经通知立即终止本协议。

8.3  To protect the common interests of both Parties and control the risk in digital payment, Party B is entitled to decide set and adjust the maximum amount of payment Party A engages Party B to collect, including a maximum amount in a single day and frequency of use in a single day for each type of Fund Channel and for all Fund Channels together, by taking into account Party A’s risk factors, i.e. Party A transactions and complaints (for instance the percentage of card theft or bounce payment and other transactions under risk ), and so forth. Any set-up or adjustment of transaction maximum amount in accordance with this clause shall not be deemed as Party B’s breach of contract, provided Party B shall serve Party A 5 working days’ prior email notice of any of such maximum amount of any of the adjustment. Party B shall act in good faith in determining any such limitations and shall discuss proposed changes in advance with Party A. In the event that any limitations introduced by Party B would adversely affect the Services received by Party A in a material way, Party A may terminate this Agreement immediately on notice.

8.4   乙方、银行或有权机关有权对可疑交易、非法交易、高风险交易及交易纠纷进行独立判断，并按以下情况进行处理： (1) 如乙方发现或认为甲方涉及洗钱、诈骗、涉黄、涉赌、交易不真实、欺诈、冒用、盗卡、伪卡、套现、无真实交易背景或与真实交易背景不相符、未得到用户真实支付授权等违法、违规、犯罪活动的，乙方有权向有权机关报告，并向甲方发送调单通知邮件，要求甲方及时提供交易相关证明； (2)乙方可视交易风险等情况采取取消交易、延迟结算、止付、暂停或终止相关服务； (3) 乙方有权依据有关部门的合法指示，进行包括但不限于查询、扣划、冻结、解冻等操作。

8.4  Party B, the banks or competent authorities shall have the right to independently assess suspicious transactions, illegal transactions, high risk transactions and transaction disputes, and handle them in the following ways: (1) if Party B finds or believes Party A is involved in the said offenses or crimes, Party B has the right to report it to the competent authorities and demand Party A to provide evidence related to the transaction in a timely manner; (2) Party B may suspend or terminate the related services taking into account the risks involved in the transaction; (3) in accordance with legitimate instructions of competent authorities, Party B has the right to conduct measures including but not limited to seizure, detainment, freezing and unfreezing.

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8.5   调单通知：所有支付交易均以二级商户与用户本人授权的真实交易为依据。在交易发生之日起 2年内，乙方通过后台数据监控、或用户举证非本人授权交易、或电话复核等途径发现订单异常、可能存在银行卡被盗用、账户被盗用、套现等不真实交易情形的，乙方有权邮件通知甲方，要求甲方在收到乙方有关调单通知邮件后 3个工作日内（下称“调查期间”）按要求提供相关原始资料证明交易的真实性，调单必要信息包括收货姓名、收货电话、收货地址、商品名称、货运单号和物流公司，在收到交易调单通知后若货物还尚未送达收获地址，如用户向甲方提出支付订单需要进行货物拦截，甲方需要按用户要求及时配合货物拦截，但甲方并不保证拦截成功，拦截情况需视乎物流状态而定。

8.5  Chargeback note: all payment transactions shall be processed on the basis of they are real transactions between Platform Merchant and the User. Within 2 years from the date of the transaction, Party B has the right, based on its backoffice data monitoring, claims from Users, or telephone checks, to review and identify Abnormal Transactions indicating possible card fraud, stolen cash or credit card cashing, and the right to request Party A to provide via email related supporting documents, which only includes name and telephone of the recipient, shipping address, purchase order number and name of the logistical service provider, to evidence the authenticity of the transaction within 5 business days (such period being the “Investigation Period”). If the relevant goods has not been delivered to the designated shipping address upon Party A’s receipt of the chargeback notice from Party B, Party A shall block the delivery of goods under any payment orders if there is such request raised by any User, but Party A does not guarantee the success of such block which to a large extent depends on the status of the logistics.

8.6 调单期间处理：在交易真实性调查期间，如果相对应的货物买卖交易尚未完成，则乙方有权暂停向甲方商户号下人民币账户收取该笔接受调查的交易支付的款项，或限制该笔接受调查的交易的结算金额进行购付汇操作。乙方后续应根据甲方提供的或乙方掌握的证据合理判断上述风险已解除或得到合理控制，若风险已得到合理控制乙方应解付款项或恢复提供本服务或其他服务。

8.6  If the underlying sale of goods has not been completed, then during the Investigation Period concerning that transaction, Party B has the right to suspend collection of the underlying Transaction Amount, or restrict the conversion of the underlying Settlement Amount from RMB into the Foreign Currency. During the Investigation Period Party B shall exercise reasonable judgement based on evidence provided by Party A or collected by itself to determine whether that the risk is controllable. If the risk is controllable, then Party B shall immediately lift the restriction and complete the payment or settlement to Party A.

8.7 调单结束后处理：如果甲方无法在调查期间内提供 8.5条约定的相关原始资料或提交资料经司法机关、第三方鉴定机构判定为无效而导致用户非授权交易申诉成立，则该交易被认定为非授权交易；如果甲方明知并纵容其雇员、外包服务商或其雇员存在与用户通过虚构交易、虚开价格、现金退款等方式向用户直接支付现金行为的，认定该交易为“套现”交易。

8.7  Result of chargeback：A transaction will be deemed as unauthorized if Party A fails to provide the data requested by Party B pursuant to clause 8.5 or the data Party A provided is held to be void by any law enforcement agencies or third party accrediting institutions. A transaction will be deemed to be a “cash out” transaction if any of Party A’s employees or service providers colludes with any User in directly paying the User by creating fake transactions, purchase prices or cash refund and Party A knowingly allowed such conclusion.

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第九条 附随义务	Article 9 Collateral Obligations

9.1 保密条款	9.1 Confidentiality

9.1.1 除非有相关方出具的加盖公章的书面文件确认，任何一方为履行本协议而向另一方提供的或允许另一方知悉的非公开信息均属该方的机密信息，包括但不限于所有商业信息、账号信息、订单信息、收款人信息、客户信息、电脑程序、用户手册及第三方提交的任何非公开信息。

9.1.1  Unless otherwise confirmed by written document affixed with the relevant party’s company seal, all the non-public information one party provides to the other party or allows the other party to know for the purpose of performing this Agreement shall be the confidential information of that party, which includes but is not limited to all the commercial information, account details, order information, beneficiary information, customer information, computer program, users’ manuals and any non-public information provided by third parties.

9.1.2 受限于9.1.3条和9.1.4条的约定，非经一方书面许可，相对方不得将其知悉的对方机密信息以任何形式泄露给任何第三方。	9.1.2 Subject to Articles 9.1.3 and 9.1.4, neither party shall disclose the confidential information of the other party, without the latter’s written authorization, to any third party.

9.1.3 双方应当告知并以适当的有效方式约束接触保密信息的：

（1）尽管有9.1.2条的约定，一方可以将另一方的机密信息向如下人员进行披露：

（1）为履行其职责之目的，需要了解相关信息的披露方公司职员；

（2）与披露方隶属同一集团的企业；以及

（3）出于对本协议的条款提出建议或改进的目的而需要了解这些信息的披露方的专业顾问。

就上述第（2）、（3）约定的情形，机密信息的接收者必须知悉保密义务，并同意对上述信息保密，且仅为了上述信息披露的目的而使用上述保密信息。 如果上述收件人泄露机密信息，则视为披露方泄露机密信息，披露方应承担泄露的责任。

9.1.3  Notwithstanding Article 9.1.2, either party may disclose confidential information concerning the other to the following persons:

（1）  Company employees of the disclosing party that need to know the information for the purpose of performing their duties;

（2）  Undertakings that are in the same group as the disclosing party; and

（3）  The disclosing party’s professional advisers who need to know such information for the purposes of advising in relation to or furthering the provisions of this Agreement. In the case of (2) or (3) above, the recipient of the confidential information must be made aware of the obligations of confidentiality and agree to keep the information confidential and not to use it for any purpose other than the purpose for which it was disclosed. In case of a leak of confidential information by the above recipients, the disclosing party shall be responsible for the leak as if it was their own leak.

9.1.4 如一方基于法律、法规、判决、裁定（包括按照传票、法院或政府处理程序）的要求而需披露保密信息，则该方应当事先	9.1.4 A party may disclose confidential information concerning the other to the extent it is required to do so to comply with any laws, regulations,

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尽快通知另一方，如不能事先通知亦应在该行为发生后 24小时内通知另一方，除非法律有禁止性规定。

rules of an exchange, court judgments or court rulings (including subpoena, court or administrative proceedings). In such circumstances and where practicable, the disclosing party shall give the other party prior notice of the disclosure as soon as possible. If the party is unable to inform the other party prior to the disclosure, it shall inform them within 24 hours after the above disclosure occurs unless prohibited from doing so under law.

9.1.5 本协议终止后，本保密条款仍然有效。	9.1.5 The confidentiality clause shall remain valid after termination of this Agreement.

9.2 反商业贿赂条款	9.2 Anti-commercial bribery

任何一方都应遵守与反贿赂和反腐败有关的所有适用法律、条例和守则，并应维持和实施充分的措施以防止其业务中产生贿赂。	Each Party shall comply with all applicable laws, regulations and codes relating to anti-bribery and anti-corruption and shall maintain and enforce adequate procedures to prevent bribery within their business.

9.2.1 任何一方保证其自有的工作人员不得向对方工作人员进行商业贿赂。	9.2.1 Each party warrants that its employees shall not pay commercial bribery to employees of the other party.

9.2.2 任何一方发现对方工作人员有商业贿赂行为的，有权立即单方解除本协议；因此给双方及第三方造成的损失，均由行贿方承担，并应按照《中华人民共和国刑法》等相关法律追究相应人员的责任。	9.2.2 Either party that discovers conduct of commercial bribery by the other party’s employees shall have the right to unilaterally terminate this Agreement.

9.3 知识产权	9.3 Intellectual Property

9.3.1 乙方或其关联公司拥有 “网银在线”、京东、京东钱包、京东支付、白条及相关产品和服务的一切权利，前述产品及服务包括但不限于：文字、软件、声音、图片、录像、图表、广告中的全部内容、网银在线（北京）科技有限公司电子邮件的全部内容、乙方网站为用户提供的其他信息等形式，所有这些内容均受法律的保护。甲方不得将乙方的商业标识、专利以自己的名义或委托他人以任何形式在其他国家申请保护。

9.3.1  Party B owns all rights of “Chinabank payments” “Jing Dong” “Jing Dong Wallet” “Jing Dong Payment” “Bai Tiao” and related products and services, which include but not limited to: all contents of the characters, software, sound, pictures, videos, charts, and advertisements, all contents of emails of Chinabank Payments Technology Co. Ltd., and any other information provided on Party B’s website for the Users. All the above contents are protected by the laws. Party A shall not, in its own name or engage any other person to, apply in other countries for protection of any kind of Party B’s business marks or patents.

9.3.2 甲方及其关联公司拥有与平台以及相关产品和服务的所有知识产权，包括但不限于文字、软件、	9.3.2 Party A and its affiliates own all intellectual property rights to the Platform and related products and services, which include but are not

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声音、图片、录像、图表、广告、邮件中的全部内容。所有这些内容均受法律的保护。乙方不得将甲方的商业标识、专利以自己的名义或委托他人以任何形式在其他国家申请保护。

limited to: all contents of the characters, software, sound, pictures, videos, charts, and advertisements and emails. All the above contents are protected by the applicable laws. Party B shall not, in its own name or engage any other person to, apply in other countries for protection of any kind of Party A’s business marks or patents.

9.3.3 甲方使用上述权利的，应经乙方的书面许可。	9.3.3 Party A shall obtain Party B’s written authorization to use the foregoing rights.

9.3.4 乙方再次授予甲方在本协议有效期内非独家、免许可使用、不可撤销不可转让的许可，许可甲方在本协议期限内其平台上为向用户推广本服务或者履行本协议下的义务而使用乙方的商标和标识。

9.3.4  Party B hereby grants Party A during the term of this Agreement a non-exclusive, royalty free, non-transferable, irrevocable licence to use Party B’s trademarks and logos on its Platform for the purpose of marketing the Services to Users and for carrying out its obligations under this Agreement.

9.3.5 本协议终止后， 9.3.1、9.3.2、9.3.3和9.3.4款约定仍然有效。	9.3.5 The preceding four Articles9.3.1, 9.3.2, 9.3.3 and 9.3.4 shall remain effective after termination of this Agreement.

9.4 乙方同意甲方向美国证券交易委员会提交本协议。	9.4 Party B consents to Party A’s filing of this Agreement with the United States Securities and Exchange Commission.

第十条 免责事由	Article 10 Exemption of Liabilities

10.1 一方受不可抗力事件影响而部分或全部不能履行本协议的，应于不可抗力事件发生之日起的两个工作日内通知对方。如因不可抗力导致任何一方迟延或无法履行本协议，则该方在该范围内不承担任何责任。

10.1  If a party is prevented from performing part or all of its obligations under this Agreement due to a Force Majeure Event, it shall inform the other party within two business days upon the occurrence of such event. Neither party shall be liable for any delay or failure to perform their obligations under this Agreement to the extent such delay or failure is caused by a Force Majeure Event.

10.2 一方受不可抗力事件影响而部分或全部不能履行本协议的，应尽合理最大努力尽快履行其义务。

10.2  If a party is prevented from performing part or all of its obligations under this Agreement due to a Force Majeure Event, it shall use all reasonable endeavours to perform its obligations as soon as possible.

10.3 一方受不可抗力事件影响而部分或全部不能履行本协议超过一个月的，则（ a）另一方可通过书面通知的形式立即解除本协议，或（ b）双方达成一致意见修改本协议。

10.3  If a party is prevented from performing part or all of the obligations under this Agreement due to a Force Majeure Event for a period exceeding 1 month, then (a) the other Party may terminate this Agreement immediately on written notice; or (b) the Parties may agree a modification to the Agreement.

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10.4 “不可抗力事件 ”是指在本协议签订后发生的、受影响一方无法预见、不可避免并无法克服的客观情况。此等事件包括但不限于水灾、火灾、旱灾、台风、地震及其它自然灾害，罢工，骚动，暴乱，战争（不论宣战与否）。

10.4  A “Force Majeure Event” means any objective event that is unforeseeable, unavoidable and insurmountable to the affected party that occurs after the signing date of this Agreement, including but not limited to natural disasters, such as flood, fire, drought, typhoon and earthquake, strike, turmoil, rebellion and war (whether or not declared).

对于乙方而言，当某不可抗力事件的影响可以通过乙方按照第 5.13条的规定维持和实施适当的业务连续性及故障恢复计划而被避免或减轻时，第 10.1条的规定在该等范围内应不适用。

In the case of Party B, Article 10.1 shall not apply to the extent the impact of a Force Majeure Event could have been avoided or mitigated had Party B maintained and implemented an appropriate business continuity and disaster recovery plan in accordance with Article 5.14.

10.5 由于网络所具有的特殊性质，遇到下列影响网络正常经营情形之一的，乙方因此延迟履行或未履行本协议项下义务可在相应范围内不承担责任：

10.5  Due to the distinctive nature of the internet, Party B shall not be liable for any delay or failure to perform its obligations under this Agreement to the extent such delay or failure is caused by any of the following events occurring which affects the normal operation of the internet:

（1）黑客攻击，或计算机病毒侵入或发作的； （2）计算机系统遭到破坏、瘫痪或无法正常使用的； （3）电信部门进行技术调整或发生故障的； 因政府部门要求乙方暂时或持续停止提供服务的； （2）银行或电信运营商等非乙方原因造成的； （3）因法律法规变动导致乙方做出调整的。 若乙方未履行其在5.13及5.14条项下的义务，则本条不适用。

(1)   Temporary or lasting suspension of service of Party B as requested by government;

(2)   Reasons caused by banks or telecommunication operators other than Party B;

(3)   Adjustment of Party B based on change of laws and regulations.

This Article shall not apply to the extent Party B has failed to fulfill its obligations in Articles 5.13 and 5.14.

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10.6 即使有任何不同约定，本协议不应限制或排除任何一方的以下责任： （1） 欺骗性陈述、欺诈行为或欺诈性不作为； （2） 任何其他法律未明确排除或限制的其他责任。

10.6  No party’s liability:

(1)   for fraudulent misrepresentation or for any other fraudulent act or omission;

(2)   for any other liability which may not lawfully be excluded or limited, is excluded or limited by this Agreement, even if any other term of this Agreement would otherwise suggest that this might be the case.

10.7 任何情况下本协议和数据安全协议的一方对另一方均不承担任何间接性、后果性、附带性和名誉损失。	10.7 In no eventunder the Agreement, DPA and/or Controller clauses shall either party be liable for any consequential, incidental or indirect, reputational damages to the other party.
第十一条 合同的解除	Article 11 Termination

11.1 当双方中一方发生下列情形之一的，另一方可以立即解除本协议，并不承担任何责任：	11.1 If any of following circumstances happens to a party, the other party has the right to terminate this Agreement immediately without liability:
（1） 一方未履行相关义务导致本协议不能履行的；	(1) failure of a party to fulfill relevant obligations which renders the performance of this Agreement impossible;

（2） 一方严重违反本协议，且在另一方以书面形式告知其违约事实三十日内仍未采取措施更正违约行为的；	(2) a party materially breaches this Agreement and fails to rectify that breach within 30 days of receiving written notice from the other party;

（3） 一方在[三个月]内违反本协议至少五次，不管上述违约行为是否已被更正；	(3) a party breaches this Agreement on at least 5 occasions in any 3-month period, whether or not such breaches have been rectified by that party;

（4） 一方未能根据适用法律和法规从相关主管当局获得为进行本协议拟定业务所必要的执照、许可证或权限的；

(4)   a party does not have the necessary licences, permits or permissions from a relevant competent authority to carry on their business contemplated by this Agreement in accordance with applicable laws and regulations;

（5） 一方申请或被申请破产清算或进入破产清算或重整程序的；	(5) a party submits an application for or is subject to an application for bankruptcy and liquidation, or has entered into proceedings for bankruptcy, liquidation or insolvency related reorganization;

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（6） 一方开展的经营活动违反中国法律法规的；	(6) the business activities of one party are contravention of the laws and regulations of the PRC.

（7） 一方从事与交易有关的欺诈活动。	(7) A party is engaged in fraudulent activities in relation to transactions.

11.2 下列情形之一的，乙方有权单方面停止任何相关交易或以通知的形式解除本协议，且不承担任何责任：	11.2 Party B may, without liability, terminate this Agreement on notice or discontinue any relevant transaction if:

（1） 甲方平台上出售的商品或服务没有真实交易背景；	（1）The goods and services sold through Party A’s Platform are not genuine transactions

（2） 甲方平台上面商品或服务向用户的销售不符合中国国家进出口管理规定和相关经营资格要求；	（2）The sale of goods or services to Users through Party A’s Platform is not in conformity with PRC State import and export regulations;

（3） 甲方平台上可能危害双方所属国家、社会安全，损害社会公共利益的项目或经营活动；	（3）Projects or transaction activities through Party A’s Platform endanger state and social security and harm public interest;

（4） 甲方平台上的商品或服务销售是适用法律法规及人民银行、外汇管理局规章制度明确禁止的或违反相关规定的。

（4）The goods and services sold through Party A’s Platform are forbidden or contrary to applicable laws and regulations as well as the rules of People’s Bank of China and State Administration of Foreign Exchange.

11.3 甲方有下列情形之一的，乙方有权立即解除或提前终止本协议并有权追偿由此给乙方造成的损失： （1）与他人串通诈骗资金的；和 无理拒绝受理用户使用乙方支付服务进行交易的。

11.3  If any of the following circumstances exists with respect to Party A, Party B has the right to immediately terminate this Agreement immediately :

(1)   Colluding with others to conduct fraud in relation to the settling of foreign exchange ;

(2)   Refusal to enable Users use Party B’s payment service with no justifiable reasons;

11.4 为了系统的正常运行，乙方进行定期或不定期的维护和技术检测，因此类情况而造成的正常服务中断，甲方应予以理解，不视为乙方违约。但乙方应提前 5个工作日在乙方网站上公告或通知甲方，并尽量在不影响甲方用户的情况下，合理地进行维护和技术检测工作。

11.4  To ensure the normal operation of the system, Party B maintains and runs technical detection on a regular or irregular basis. Party A shall understand any suspension of normal service thus caused and shall not hold Party B for breach of contract in that circumstance. However, Party B shall notify Party A accordingly 5 business days ahead of time and shall use reasonable endeavors to carry out such planned maintenance work during times that are least likely to impact on Party A’s Users.

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11.5 本协议终止时，各方所有的权利和义务将不再有效，但已明示或暗示本协议终止后仍将继续有效的条款（包括第 5.7条、第 5.14条、第9.1,条、第9.3条、第 10.1 到10.6条、第 11.5条、第 11.6条、第 12.2 到 12.7条）除外，且不会影响到合同相对方截至终止之日所应承担的权利、义务和责任。

11.5  Upon termination of this Agreement, all rights and obligations of either party will cease to have effect except that the Articles and paragraphs which expressly or by implication are intended to have effect after termination will continue to be enforceable notwithstanding such termination (including without limitation Articles 5.7, 5.14, 9.1, 9.3, 10.1 to 10.6, 11.5, 11.6, 12.2 to 12.7) and will not affect the rights, obligations and liabilities accrued by parties as at the date of termination.

11.6 除本协议另有约定外，本协议一经终止，乙方仍应继续就本协议终止前发生的交易提供本协议项下的服务，并将甲方商户编号账户内持有或收到的资金转付给甲方。在本协议终止后，各方应保存交易记录 5年，并应根据另一方的合理要求向其提供此类记录的副本。

11.6  Upon termination and unless otherwise provided in this Agreement, Party B shall continue its provision of the Services upon the terms of this Agreement in relation to any transaction that was initiated prior to termination and shall transfer any funds held in or collected into Party A’s Merchant ID account to Party A. Following termination, each party shall retain transaction records for a period of 5 years and shall provide copies of such records to the other party upon that party’s reasonable request.

第十二条 其它	Article 12 Miscellaneous

12.1 本协议自双方正式签署后生效，并在初始的 24个月（“初始期限”）内持续有效。除非相对方已书面通知另一方终止，否则本协议的条款将自动续期 12个月。上述通知至少应于初始期限或其后的任何续展期限届满前提前 90天送达。本协议关于单方面终止的其他条款不受本条限制。

12.1  This Agreement comes into force on the date when both parties properly sign and execute this Agreement and shall continue in force for an initial period of 24 months (the “Initial Term”). The term of this Agreement will automatically renew for successive 12 month periods unless either Party has served written notice to the other to terminate, such notice to be served at least 90 days prior to the scheduled date of expiration of the Initial Term or any subsequent renewal period. Other articles under this Agreement on unilateral termination are not limited by this Article.

12.2 语言。双方确认及同意本协议正文只有中文版有法律效力。如果本协议正文的中文版和英文版不一致，以中文版为准。只用英文书就的附件应具有与本协议正文同等的法律效力。

12.2  Language. The parties confirm and agree that in terms of the main body of the Agreement, only the Chinese version, has legal effect. In case there are any discrepancies between the Chinese version and English version of the main body of this Agreement, the Chinese version shall prevail. Schedules which are only written in English shall have the same legal effect with the main body of this Agreement.

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12.3 甲、乙双方在履行本协议过程中如发生争议，首先应由甲、乙双方本着友好、互利原则协商解决；协商不成的，可以向中国国际经济贸易仲裁委员会（ CIETAC）提起仲裁，由其依照中国法律和其仲裁规则进行裁决。仲裁裁决是终局的，对双方均有约束力。

12.3  Any dispute between the parties arising out of the performance of this Agreement shall firstly be settled through friendly negotiations and under the principle of mutual benefit; if the dispute cannot be settled through negotiations, it shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with CIETAC’s arbitration rules and shall apply the PRC laws. The arbitral award is final and binding upon both parties.

12.4 特别说明：乙方已提请甲方对本协议各条款及其内容作全面和准确的理解，并应甲方要求做了相应的说明，双方对本协议各条款内容认识一致。

12.4  Special statement: Party B has requested Party A to have a comprehensive and accurate understanding of the provisions and content of this Agreement, and has made relevant explanations as requested by Party A. Both parties have the same understanding of the provisions of this Agreement.

12.5 本协议适用中华人民共和国法律。如对与本协议有关的某一特定事项，中华人民共和国法律缺乏明确法律规定，则应参照通用的国际商业惯例和（或）行业惯例。

12.5  This Agreement is governed by laws of the PRC. In the absence of any clear provision under PRC laws regarding a particular issue related to this Agreement, reference shall be made to the international commercial customs and (or) industry customs.

12.6 一方需要通知的信息发送至本协议首页对方联系邮箱系统之日，即视为通知送达完成（如该日系信息接收方的非工作日，则应视为信息于接收方的接下来第一个工作日送达完成）。如上述联系邮箱需调整，调整方需提前 2个工作日书面通知对方，否则因此可能导致的所有损失及赔偿均由调整方承担。

12.6  The day on which a notice is sent to the other party’s email address (as indicated on the first page of this Agreement) shall be deemed to be the day on which it is received (and if that day is not a business day for the receiving party, it shall be deemed to be delivered on the next business day of the receiving party). If the above contact email address needs to be adjusted, the notice of adjustment shall be sent to the other party 2 business days in advance; otherwise, all losses that this may cause shall be borne by the adjusting party.

12.7 本协议自甲乙双方加盖公章后于本协议鉴于部分第 2点约定之日生效。本协议的任何补充或修改以甲、乙双方盖章的书面文件进行。本协议一式肆份，每份具有同等法律效力。双方各执贰份。

12.7  This Agreement is effective from the date specified in Recital 2 upon affixation of both parties’ company seals. Any amendment or modification shall be made in writing and affixed with both parties’ company seals. This Agreement is made in quadruplicate, each of which shall have the same legal effect. Each party holds two copies.

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甲方（盖章）：Farfetch UK Limited Party A (company seal): Farfetch UK Limited Co Number: 06400760 代表人（签字）： Representative (signature): /s/ [illegible] 日期： Date:	乙方（盖章）：网银在线（北京）科技有限公司 代表人（签字）： Representative (signature): 日期： Date:

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附件一 Service Level Agreement

1.	Uptime Commitment Payment Interface

Chinabank Payment Technology Co. Ltd. (hereinafter referred to as Chinabank Payment) commits to use all commercially reasonable efforts to achieve an average minimum uptime of 99.9% (measured on a quarterly basis) of the JD Payment Interface, to receive Transaction requests, excluding from the uptime calculation any downtime of the Payment Interface caused by acts or omissions of Merchant, Acquirers or Scheme Owners, changes implemented on specific Merchant request, general internet failures, failures of individual Payment Methods or force majeure. Merchant is obliged to immediately notify Chinabank Payment of any downtime of the Payment Interface which it experiences and to provide all reasonably requested co-operation in investigating and resolving any such downtime.

2.	Service Availability

Should under exceptional circumstances such maintenance nevertheless prove necessary, Chinabank Payment will provide Farfetch as much notice as practically possible. Should under emergency situations (e.g. in case of force majeure event or terrorist attack) unplanned maintenance be necessary to the Payment Interface necessitating it to be taken offline, Chinabank Payment will provide all available supports to keep the required downtime to the absolute minimum. These supports include:

•	Telephone support : 9:00 A.M. to 5:00 P.M. (UTC+8) Monday – Friday

Best efforts will be made to answer / action the call received out of office hours, however there will be a backup answer phone service.

•	Email support: Monitored 9:00 A.M. to 5:00 P.M. (UTC+8) Monday – Friday

Emails received outside of office hours will be collected, however no action can be guaranteed until the next working day.

•	Remote assistance using instant chat App: 9:00 A.M. to 5:00 P.M. (UTC+8) Monday – Friday

Best efforts will be made to reply answer the question asked out of office hours, however there will be a backup answer phone service.

In addition, to deal with some urgent cases, Chinabank Payment nominates several emergency contacts for 24x7 standing by. All commercially reasonable efforts will be made by emergency contracts to solve the urgent outage escalated from Farfetch. The contacts information will be given at the end of this email.

3.	Limitations

A period of unavailability is excluded from the service level guarantee, and will not count towards unavailability calculations for purposes of service credits, if:

the unavailability is due to scheduled maintenance, provided we notify you at least 48 hours in advance;

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you are in breach of any of the terms of your contract with us (including your payment obligations to us), or the unavailability is otherwise due to your actions; or the unavailability is due to a force majeure event, including any force majeure events specified in your contract with us.

4.	Emergency Contact List

Name	Responsibility	Email address	Mobile number
##, ####	####### ##########(####)	######@##.###	+## ###########
##, ####	####### ###########(#### ##)	#######@##.###	+## ###########
#####, #######	######### ####### ########	############@##.###	+## ###########
#####, ######	####### #######(#—#######)	###########@##.###	+## ############
###, #######	###### ######(####—###### #######)	#########@##.###	+## ##########
###, ######	###### ######(####—###### #######)	##########@##.###	+## ############

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附件二 数据处理协议

EC Model Clauses Data Controller to Data Controller

Exhibit 10.10.1

2004 CONTROLLER TO CONTROLLER MODEL CLAUSES

Standard contractual clauses for the transfer of personal data from the Community to third countries (controller to controller transfers)

Data transfer agreement

between

FARFETCH UK LIMITED, a company incorporated under the laws of England and Wales, company number 06400760, with registered address at The Bower, 4th Floor, 211 Old Street, London EC1V 9NR.

hereinafter “data exporter”

and

Chinabank Payment Technology Co. Ltd., a company incorporated under the laws of People’s Republic of China, company number (…), with registered address at Floor 16, A, No.18, Street 11, Yizhuang Economic Development Zone, Beijing, China ( 北京市亦庄经济开发区科创十一街18号院A座16层)

hereinafter “data importer” each a “party”; together “the parties”.

Definitions

For the purposes of the clauses:

(a)

“personal data”, “special categories of data/sensitive data”, “process/processing”, “controller”, “processor”, “data subject” and “supervisory authority/authority” shall have the same meaning as in Directive 95/46/EC of 24 October 1995 (whereby “the authority” shall mean the competent data protection authority in the territory in which the data exporter is established);

(b)	“the data exporter” shall mean the controller who transfers the personal data;

(c)

“the data importer” shall mean the controller who agrees to receive from the data exporter personal data for further processing in accordance with the terms of these clauses and who is not subject to a third country’s system ensuring adequate protection;

(d)

“clauses” shall mean these contractual clauses, which are a free-standing document that does not incorporate commercial business terms established by the parties under separate commercial arrangements.

The details of the transfer (as well as the personal data covered) are specified in Annex B, which forms an integral part of the clauses.

1.	Obligations of the data exporter

The data exporter warrants and undertakes that:

(a)	The personal data have been collected, processed and transferred in accordance with the laws applicable to the data exporter.

(b)	It has used reasonable efforts to determine that the data importer is able to satisfy its legal obligations under these clauses.

(c)

It will provide the data importer, when so requested, with copies of relevant data protection laws or references to them (where relevant, and not including legal advice) of the country in which the data exporter is established.

(d)

It will respond to enquiries from data subjects and the authority concerning processing of the personal data by the data importer, unless the parties have agreed that the data importer will so respond, in which case the data exporter will still respond to the extent reasonably possible and with the information reasonably available to it if the data importer is unwilling or unable to respond. Responses will be made within a reasonable time.

(e)

It will make available, upon request, a copy of the clauses to data subjects who are third party beneficiaries under clause III, unless the clauses contain confidential information, in which case it may remove such information. Where information is removed, the data exporter shall inform data subjects in writing of the reason for removal and of their right to draw the removal to the attention of the authority. However, the data exporter shall abide by a decision of the authority regarding access to the full text of the clauses by data subjects, as long as data subjects have agreed to respect the confidentiality of the confidential information removed. The data exporter shall also provide a copy of the clauses to the authority where required.

2.	Obligations of the data importer

The data importer warrants and undertakes that:

(a)

It will have in place appropriate technical and organisational measures to protect the personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, and which provide a level of security appropriate to the risk represented by the processing and the nature of the data to be protected.

(b)

It will have in place procedures so that any third party it authorises to have access to the personal data, including processors, will respect and maintain the confidentiality and security of the personal data. Any person acting under the authority of the data importer, including a data processor, shall be obligated to process the personal data only on instructions from the data importer. This provision does not apply to persons authorised or required by law or regulation to have access to the personal data.

(c)

It has no reason to believe, at the time of entering into these clauses, in the existence of any local laws that would have a substantial adverse effect on the guarantees provided for under these clauses, and it will inform the data exporter (which will pass such notification on to the authority where required) if it becomes aware of any such laws.

(d)	It will process the personal data for purposes described in Annex B, and has the legal authority to give the warranties and fulfil the undertakings set out in these clauses.

(e)

It will identify to the data exporter a contact point within its organisation authorised to respond to enquiries concerning processing of the personal data, and will cooperate in good faith with the data exporter, the data subject and the authority concerning all such enquiries within a reasonable time. In case of legal dissolution of the data exporter, or if the parties have so agreed, the data importer will assume responsibility for compliance with the provisions of clause I(e).

(f)

At the request of the data exporter, it will provide the data exporter with evidence of financial resources sufficient to fulfil its responsibilities under clause III (which may include insurance coverage).

(g)

Upon reasonable request of the data exporter, it will submit its data processing facilities, data files and documentation needed for processing to reviewing, auditing and/or certifying by the data exporter (or any independent or impartial inspection agents or auditors, selected by the data exporter and not reasonably objected to by the data importer) to ascertain compliance with the warranties and undertakings in these clauses, with reasonable notice and during regular business hours. The request will be subject to any necessary consent or approval from a regulatory or supervisory authority within the country of the data importer, which consent or approval the data importer will attempt to obtain in a timely fashion.

(h)	It will process the personal data, at its option, in accordance with:

(i)	the data protection laws of the country in which the data exporter is established, or

(ii)

the relevant provisions[1] of any Commission decision pursuant to Article 25(6) of Directive 95/46/EC, where the data importer complies with the relevant provisions of such an authorisation or decision and is based in a country to which such an authorisation or decision pertains, but is not covered by such authorisation or decision for the purposes of the transfer(s) of the personal data, or

(iii)	the data processing principles set forth in Annex A.

Data importer to indicate which option it selects:

Initials of data importer: ;

(i)	It will not disclose or transfer the personal data to a third party data controller located outside the European Economic Area (EEA) unless it notifies the data exporter about the transfer and

(i)	the third party data controller processes the personal data in accordance with a Commission decision finding that a third country provides adequate protection, or

(ii)	the third party data controller becomes a signatory to these clauses or another data transfer agreement approved by a competent authority in the EU, or

(iii)

data subjects have been given the opportunity to object, after having been informed of the purposes of the transfer, the categories of recipients and the fact that the countries to which data is exported may have different data protection standards, or

(iv)	with regard to onward transfers of sensitive data, data subjects have given their unambiguous consent to the onward transfer

3.	Liability and third party rights

(a)

Each party shall be liable to the other parties for damages it causes by any breach of these clauses. Liability as between the parties is limited to actual damage suffered. Punitive damages (i.e. damages intended to punish a party for its outrageous conduct) are specifically excluded. Each party shall be liable to data subjects for damages it causes by any breach of third party rights under these clauses. This does not affect the liability of the data exporter under its data protection law.

(b)

The parties agree that a data subject shall have the right to enforce as a third party beneficiary this clause and clauses I(b), I(d), I(e), II(a), II(c), II(d), II(e), II(h), II(i), III(a), V, VI(d) and VII against the data importer or the data exporter, for their respective breach of their contractual obligations, with regard to his personal data, and accept jurisdiction for this purpose in the data exporter’s country of establishment. In cases involving allegations of breach by the data importer, the data subject must first request the data exporter to take appropriate action to enforce his rights against the data importer; if the data exporter does not take such action within a reasonable period (which under normal circumstances would be one month), the data subject may then enforce his rights against the data importer directly. A data subject is entitled to proceed directly against a data exporter that has failed to use reasonable efforts to determine that the data importer is able to satisfy its legal obligations under these clauses (the data exporter shall have the burden to prove that it took reasonable efforts).

4.	Law applicable to the clauses

These clauses shall be governed by the law of the country in which the data exporter is established, with the exception of the laws and regulations relating to processing of the personal data by the data importer under clause II(h), which shall apply only if so selected by the data importer under that clause.

5.	Resolution of disputes with data subjects or the authority

(a)

In the event of a dispute or claim brought by a data subject or the authority concerning the processing of the personal data against either or both of the parties, the parties will inform each other about any such disputes or claims, and will cooperate with a view to settling them amicably in a timely fashion.

(b)

The parties agree to respond to any generally available non-binding mediation procedure initiated by a data subject or by the authority. If they do participate in the proceedings, the parties may elect to do so remotely (such as by telephone or other electronic means). The parties also agree to consider participating in any other arbitration, mediation or other dispute resolution proceedings developed for data protection disputes.

(c)	Each party shall abide by a decision of a competent court of the data exporter’s country of establishment or of the authority which is final and against which no further appeal is possible.

6.	Termination

(a)

In the event that the data importer is in breach of its obligations under these clauses, then the data exporter may temporarily suspend the transfer of personal data to the data importer until the breach is repaired or the contract is terminated.

(b)	In the event that:

(i)	the transfer of personal data to the data importer has been temporarily suspended by the data exporter for longer than one month pursuant to paragraph (a);

(ii)	compliance by the data importer with these clauses would put it in breach of its legal or regulatory obligations in the country of import;

(iii)	the data importer is in substantial or persistent breach of any warranties or undertakings given by it under these clauses;

(iv)

a final decision against which no further appeal is possible of a competent court of the data exporter’s country of establishment or of the authority rules that there has been a breach of the clauses by the data importer or the data exporter; or

(v)

a petition is presented for the administration or winding up of the data importer, whether in its personal or business capacity, which petition is not dismissed within the applicable period for such dismissal under applicable law; a winding up order is made; a receiver is appointed over any of its assets; a trustee in bankruptcy is appointed, if the data importer is an individual; a company voluntary arrangement is commenced by it; or any equivalent event in any jurisdiction occurs then the data exporter, without prejudice to any other rights which it may have against the data importer, shall be entitled to terminate these clauses, in which case the authority shall be informed where required. In cases covered by (i), (ii), or (iv) above the data importer may also terminate these clauses.

(c)

Either party may terminate these clauses if (i) any Commission positive adequacy decision under Article 25(6) of Directive 95/46/EC (or any superseding text) is issued in relation to the country (or a sector thereof) to which the data is transferred and processed by the data importer, or (ii) Directive 95/46/EC (or any superseding text) becomes directly applicable in such country.

(d)

The parties agree that the termination of these clauses at any time, in any circumstances and for whatever reason (except for termination under clause VI(c)) does not exempt them from the obligations and/or conditions under the clauses as regards the processing of the personal data transferred.

7.	Variation of these clauses

The parties may not modify these clauses except to update any information in Annex B, in which case they will inform the authority where required. This does not preclude the parties from adding additional commercial clauses where required.

8.	Description of the Transfer

The details of the transfer and of the personal data are specified in Annex B. The parties agree that Annex B may contain confidential business information which they will not disclose to third parties, except as required by law or in response to a competent regulatory or government agency, or as required under clause I(e). The parties may execute additional annexes to cover additional transfers, which will be submitted to the authority where required. Annex B may, in the alternative, be drafted to cover multiple transfers.

Dated:

FOR DATA IMPORTER	FOR DATA EXPORTER

/s/ [illegible]

ANNEX A

DATA PROCESSING PRINCIPLES

1.	Purpose limitation: Personal data may be processed and subsequently used or further communicated only for purposes described in Annex B or subsequently authorised by the data subject.

2.

Data quality and proportionality: Personal data must be accurate and, where necessary, kept up to date. The personal data must be adequate, relevant and not excessive in relation to the purposes for which they are transferred and further processed.

3.

Transparency: Data subjects must be provided with information necessary to ensure fair processing (such as information about the purposes of processing and about the transfer), unless such information has already been given by the data exporter.

4.

Security and confidentiality: Technical and organisational security measures must be taken by the data controller that are appropriate to the risks, such as against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, presented by the processing. Any person acting under the authority of the data controller, including a processor, must not process the data except on instructions from the data controller.

5.

Rights of access, rectification, deletion and objection: As provided in Article 12 of Directive 95/46/EC, data subjects must, whether directly or via a third party, be provided with the personal information about them that an organisation holds, except for requests which are manifestly abusive, based on unreasonable intervals or their number or repetitive or systematic nature, or for which access need not be granted under the law of the country of the data exporter. Provided that the authority has given its prior approval, access need also not be granted when doing so would be likely to seriously harm the interests of the data importer or other organisations dealing with the data importer and such interests are not overridden by the interests for fundamental rights and freedoms of the data subject. The sources of the personal data need not be identified when this is not possible by reasonable efforts, or where the rights of persons other than the individual would be violated. Data subjects must be able to have the personal information about them rectified, amended, or deleted where it is inaccurate or processed against these principles. If there are compelling grounds to doubt the legitimacy of the request, the organisation may require further justifications before proceeding to rectification, amendment or deletion. Notification of any rectification, amendment or deletion to third parties to whom the data have been disclosed need not be made when this involves a disproportionate effort. A data subject must also be able to object to the processing of the personal data relating to him if there are compelling legitimate grounds relating to his particular situation. The burden of proof for any refusal rests on the data importer, and the data subject may always challenge a refusal before the authority.

6.	Sensitive data: The data importer shall take such additional measures (e.g. relating to security) as are necessary to protect such sensitive data in accordance with its obligations under clause II.

7.

Data used for marketing purposes: Where data are processed for the purposes of direct marketing, effective procedures should exist allowing the data subject at any time to “opt-out” from having his data used for such purposes.

8.

Automated decisions: For purposes hereof “automated decision” shall mean a decision by the data exporter or the data importer which produces legal effects concerning a data subject or significantly affects a data subject and which is based solely on automated processing of personal data intended to evaluate certain personal aspects relating to him, such as his performance at work, creditworthiness, reliability, conduct, etc. The data importer shall not make any automated decisions concerning data subjects, except when:

(a)

(i)	such decisions are made by the data importer in entering into or performing a contract with the data subject, and

(ii)

(the data subject is given an opportunity to discuss the results of a relevant automated decision with a representative of the parties making such decision or otherwise to make representations to that parties.

or

(b)	where otherwise provided by the law of the data exporter.

ANNEX B

DESCRIPTION OF THE TRANSFER

(To be completed by the parties)

Data subjects

The personal data transferred concern the following categories of data subjects:

Farfetch Customers who make purchases using farfetch.cn and farfetch.com/cn websites and data importer’s cross-border payment service system (“Payment System”)

Purposes of the transfer(s)

The transfer is made for the following purposes:

To enable Data Importer to enforce the payments done through data importer’s Payment System against Farfetch Customers which do not comply with the terms and conditions of data importer’s Payment System.

Categories of data

The personal data transferred concern the following categories of data:

The registered email address of the User (provided that such User has given explicit consent to Party A for sharing the User’s email address to Party B),

name and telephone of the recipient, shipping address, in case of chargeback,

User’s name and phone number to Baitiao Service Provider (provided that the User has given explicit consent to Party A for sharing such personal sensitive information to Party B),

only if such personal data is necessary for data importer to perform its obligations under the Agreement on Cross-border Foreign Exchange Payment between data exporter and data importer.

Recipients

The personal data transferred may be disclosed only to the following categories of recipients:

Baitiao Service Provider for providing Baitiao Payment and Baitiao Instalment to Users

Sensitive data (if appropriate)

The personal data transferred concern the following categories of sensitive data:

Not applicable

Data Protection registration information of data exporter (where applicable)

Registered at the Information Comissioner’s Office (ICO), in the United Kingdom, under the registry number Z3100721

Additional useful information (storage limits and other relevant information)

Data Importer to store the personal data transferred to the extent of time strictly necessary to pursue the abovementioned purpose and to delete the personal data after such time period elapses.

Contact points for data protection enquires

Data importer	Data exporter

Farfetch Group Privacy Team

privacy@farfetch.com